UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant
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☐	Soliciting Material under §240.14a-12
SAILPOINT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SailPoint

The new era of identity is adaptive

2026 Proxy Statement

April 24, 2026

To Our Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of SailPoint, Inc. (“SailPoint”) on June 4, 2026, at 1:00 p.m. Central Time, to be held in a live virtual meeting format.

The matters expected to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. You are entitled to vote at the Annual Meeting and any adjournments, continuations or postponements of the Annual Meeting only if you were a stockholder as of the close of business on April 6, 2026.

Thank you for being a SailPoint stockholder. We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark McClain

Chief Executive Officer and Director

Your vote is important. Whether or not you can attend the meeting, please read the enclosed proxy statement carefully, and then cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card so that your shares are represented at the Annual Meeting. Your vote will mean that you are represented at the Annual Meeting regardless of whether you attend the virtual meeting. Returning the proxy does not deprive you of your right to attend the virtual meeting or to vote your shares electronically at the virtual meeting.

SAILPOINT, INC.

11120 FOUR POINTS DRIVE, SUITE 100

AUSTIN, TEXAS 78726

Notice of Annual Meeting of Stockholders

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of SailPoint, Inc. will be held on June 4, 2026, at 1:00 p.m. Central Time in a live virtual meeting format, to consider and vote upon the following proposals:

1.	To elect three Class I directors to hold office until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending January 31, 2027;
3.	To approve, on an advisory basis, our named executive officer compensation;
4.	To approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation; and
5.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Beginning on or about April 24, 2026, we will send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions on how to access our proxy materials over the Internet and how to vote. The Notice also provides instructions on how to obtain paper copies if preferred.

To attend and participate in the virtual Annual Meeting, you will need to register in advance at www.proxydocs.com/SAIL (the “Meeting Website”). You will be required to enter the control number found on your proxy card, voting instruction form or Notice. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions during the meeting. We encourage you to log on 15 minutes prior to the start time of the meeting. If you have difficulty accessing the Annual Meeting through the Meeting Website, please call the technical support number provided in the registration email.

Only stockholders of record at the close of business on April 6, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. You may vote and ask questions in advance of or during the Annual Meeting by following the instructions on your proxy card, voting instruction form or Notice and available on the Meeting Website. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. A list of the names of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. Central Time at our headquarters at 11120 Four Points Drive, Suite 100, Austin, Texas 78726.

Your vote is important. Whether or not you expect to attend the virtual meeting, please vote over the Internet, by telephone, or by completing and promptly returning the enclosed proxy card so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Christopher G. Schmitt

Secretary

Austin, Texas

April 24, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2026: THIS PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS, THE FORM OF PROXY CARD, AND OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JANUARY 31, 2026 ARE AVAILABLE AT http://www.proxydocs.com/SAIL.

2026 PROXY STATEMENT | SAILPOINT, INC. 2

SAILPOINT, INC.

11120 FOUR POINTS DRIVE, SUITE 100

AUSTIN, TEXAS 78726

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2026

The Meeting

The Board of Directors (the “Board”) of SailPoint, Inc., a Delaware corporation (“SailPoint,” the “Company,” or “we”), is soliciting proxies for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 4, 2026 at 1:00 p.m. Central Time in a live virtual meeting format. The Notice of Internet Availability of Proxy Materials (the “Notice”) was first furnished to stockholders on or about April 24, 2026. Electronic copies of this proxy statement (this “Proxy Statement”) and our Annual Report to Stockholders for the fiscal year ended January 31, 2026 (our “2026 Annual Report”) are available at www.proxydocs.com/SAIL.

Attending the Virtual Meeting

To attend and participate in the virtual Annual Meeting, you will need to register in advance at www.proxydocs.com/SAIL (the “Meeting Website”). You will be required to enter the control number found on your proxy card, voting instruction form or Notice. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to submit questions in advance of and during the meeting. We encourage you to log on 15 minutes prior to the start time of the meeting. If you have difficulty accessing the Annual Meeting through the Meeting Website, please call the technical support number provided in the registration email.

In accordance with the rules of conduct for the Annual Meeting, which you will find on the Meeting Website following registration, you may submit up to two questions during or in advance of the Annual Meeting, which questions may address no more than one topic each and must be relevant to the issues before the meeting. During the Annual Meeting, at the appropriate time, we will endeavor to provide oral responses to all questions so submitted. Because we believe it is important for stockholders to have the opportunity to submit questions both in advance of and during the meeting, we are requiring all questions to be submitted in writing. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on April 6, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 567,223,431 shares of common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote for each share held as of the Record Date. Holders of our common stock do not have the right to cumulative voting. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the outstanding voting power of all shares of our common stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

2026 PROXY STATEMENT | SAILPOINT, INC. 3

For Proposal No. 1 – Election of Directors, directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors, which means that the three nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes will have no effect on Proposal No. 1.

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm requires the affirmative vote of the majority of voting power of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count the same as votes against Proposal No. 2.

Proposal No. 3 – Advisory Vote on our Named Executive Officer Compensation requires the affirmative vote of the majority of voting power of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will count the same as votes against Proposal No. 3.

Proposal No. 4 – Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation requires the affirmative vote of the majority of voting power of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will count the same as votes against Proposal No. 4.

Voting Your Shares

If you are a registered holder of our common stock, meaning that you hold our common stock directly (not through a bank, broker or other nominee), you may vote by telephone or electronically through the Internet by following the instructions included on your Notice or your proxy card, or by completing, dating, signing, and promptly returning your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained thereon. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” the election of each of the Class I director nominees presented by the Board under Proposal No. 1, as votes “for” Proposal No. 2, as votes “for” Proposal No. 3, and as votes for the option of every “1 YEAR” for Proposal No. 4.

If your shares of our common stock are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of those shares held in “street name.” You may be able to vote by telephone or electronically through the Internet (i.e., if those options are made available to you by your bank, broker or other nominee) in accordance with the voting instructions provided by that nominee. You may also vote by completing, dating, signing and promptly returning the voting instruction form sent by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to participate virtually at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, your broker will have discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” For the Annual Meeting, Proposals No. 1, No. 3, and No. 4 are not considered “routine” proposals, and therefore, brokers cannot exercise discretionary authority regarding such proposals for beneficial owners who have not returned voting instructions. Proposal No. 2 is considered a “routine” proposal, and therefore, brokers can exercise discretionary authority regarding this proposal for beneficial owners who have not returned voting instructions.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

2026 PROXY STATEMENT | SAILPOINT, INC. 4

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Expenses of Solicitation

The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. Following the original distribution of the proxies and other soliciting materials, the Company and its directors, officers, and other employees (for no additional compensation) may also solicit proxies in person, by telephone, or by email. Following the original distribution of the proxies and other soliciting materials, the Company will request that banks, brokers, and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Revocability of Proxies

Any person who validly submits a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet, or by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting. If you are a beneficial owner and wish to change any of your previously provided voting instructions, you must contact your bank, broker, or other nominee directly.

Electronic Delivery of Proxy Materials to Stockholders

Beginning on or about April 24, 2026, we mailed to our stockholders a Notice with instructions on how to access our proxy materials over the Internet and how to vote. If you received such Notice and would prefer to receive paper copies of the proxy materials, or if you received paper copies of the proxy materials and would prefer to receive a Notice for future annual meetings, you may notify us by telephone, email or mail at the respective telephone number, email address or mailing address provided on the Notice.

Delivery of Documents to Stockholders Sharing an Address

Because many stockholders hold shares of our common stock in multiple accounts or share an address with other stockholders, stockholders may receive duplicate mailings of proxy materials. Stockholders may avoid receiving duplicate mailings as follows:

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single set of proxy materials, you may contact Mediant Communications, Inc. (“Mediant”) by telephone at 1-866-648-8133, by Internet at www.investorelections.com/SAIL, or by email at paper@investorelections.com.

Beneficial Stockholders. If your shares are not registered in your own name, the bank, broker or other nominee that holds your shares may have asked you to consent to the delivery of a single set of proxy materials if there are other SailPoint stockholders who share an address with you. If you currently receive more than one copy of the proxy materials at your household and would like to receive only one copy in the future, you should contact your nominee.

2026 PROXY STATEMENT | SAILPOINT, INC. 5

If you consent to the delivery of a single set of proxy materials but later decide that you would prefer to receive a separate copy of the proxy materials for each stockholder sharing your address, then please notify Mediant or your nominee, as applicable, and they will promptly deliver the additional proxy materials.

If you wish to receive a separate copy of the proxy materials for each stockholder sharing your address in the future, you may also contact Mediant by telephone at 1-866-648-8133, by Internet at www.investorelections.com/SAIL, or by email at paper@investorelections.com if you are a stockholder of record, or you may contact your broker nominee if you are a beneficial stockholder.

2026 PROXY STATEMENT | SAILPOINT, INC. 6

Our Company

Business Overview

SailPoint, Inc. delivers adaptive identity security for the enterprise through the SailPoint Platform. This platform unifies identity data across all systems and identity types, including employees, non-employees, machine identities, and AI agents, to enable real-time governance. Our offerings, available as both a SaaS solution (SailPoint Identity Security Cloud) and a customer-hosted option (IdentityIQ), leverage intelligent analytics to provide organizations with critical visibility and control over which identities currently have access to which resources, which identities should have access to those resources, and how that access is being used. Our solutions empower organizations to establish, automate, and enforce policies that strengthen their security posture and facilitate regulatory compliance.

The modern enterprise faces an increasingly complex and hostile threat landscape. The proliferation of AI has not only expanded the attack surface with a surge in non-human identities but also armed threat actors with more sophisticated tools. Traditional, static security measures are no longer sufficient to manage the complex web of identities, data, and access in today’s multi-cloud environments. This new reality, compounded by a cybersecurity skills gap and growing regulatory pressures, demands a more adaptive, context-aware identity security approach to effectively secure the enterprise.

During our 20-year history, SailPoint has evolved its solutions to meet these modern challenges. Our platform is built on a foundation of deep identity context, mapping the intricate relationships between all identities and their access to sensitive data. An intelligent layer of AI-driven governance transforms this data into actionable security insights, enabling automated and improved access decisions. This allows us to deliver next-generation identity security that can actively and autonomously defend the enterprise in real-time. We serve many of the world’s largest and most complex organizations, helping them secure their business and data effectively.

SailPoint’s solutions have been recognized as best-in-class by industry experts, peers, and third parties, highlighting the strength and breadth of our solutions. Our clients recognize us as a 2024 Gartner Peer Insights™ Customers’ Choice for Identity Governance and Administration, and KuppingerCole recognizes us as an Overall Leader for Identity Governance and Administration. Additionally, our platform and products have been recognized for technology and innovation excellence by leading industry analysts spanning Forrester, Frost & Sulivan, GigaOm, KLAS, KuppingerCole, IDC, and InfoTech.

2026 PROXY STATEMENT | SAILPOINT, INC. 7

Performance Highlights

In fiscal year 2026 we continued to execute and perform at a high level, achieving the key milestone of surpassing $1 billion in revenue. Other key performance highlights from fiscal year 2026 include:

●	Total ARR(1) at January 31, 2026 was $1.125 billion, a 28% increase year-over-year.

●	Total SaaS ARR(2) was $746 million, a 38% increase year-over-year.

●	Total revenue for the year was $1.071 billion, a 24% increase year-over-year.

●	SaaS revenue for the year was $602.1 million, a 35% increase year-over-year.

(1)

We define ARR as the annualized value of SaaS, maintenance, term subscription, and other subscription contracts as of the measurement date. To the extent that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract’s annualized value in ARR until the customer notifies us that it is not renewing its contract. We calculate ARR by dividing the active contract value by the number of days of the contract and then multiplying by 365.

(2)

We define SaaS ARR as the annualized value of SaaS contracts as of the measurement date. To the extent that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract’s annualized value in SaaS ARR until the customer notifies us that it is not renewing its contract. We calculate SaaS ARR by dividing the active SaaS contract value by the number of days of the contract and then multiplying by 365.

2026 PROXY STATEMENT | SAILPOINT, INC. 8

Proposal No. 1 – Election of Directors

The Board is presently comprised of nine members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of William Bock, Sacha May, and Mark McClain; Class II directors consist of Seth Boro, James Hagan, and Tracey Newell; and Class III directors consist of Andrew Almeida, Ronald Green, and Nabil Hamade.

Class I directors standing for re-election at the Annual Meeting are Messrs. Bock, May, and McClain. Class II directors will stand for re-election at the 2027 Annual Meeting of Stockholders, and Class III directors will stand for re-election at the 2028 Annual Meeting of Stockholders.

Each of the nominees for election to Class I is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve as a member of the Board, if re-elected. If any of the nominees is unable to serve or will not serve (a contingency which the Board does not expect to occur), the proxies will be voted for a substitute nominee chosen by the Board. In the alternative, the stockholders may vote for just the remaining nominees, leaving a vacancy that may be filled at a later date by the Board, or the Board may reduce the size of the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the number of nominees named in this Proxy Statement (which is three).

The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them, are included below.

Names	Class	Position	Current Term Expiration	Expiration of Term for which Nominated
Director Nominees
William Bock	I	Chairman of the Board	2026	2029
Sacha May	I	Director	2026	2029
Mark McClain	I	Chief Executive Officer and Director	2026	2029
Continuing Directors
Andrew Almeida	III	Director	2028	—
Seth Boro	II	Director	2027	—
Ronald Green	III	Director	2028	—
James Hagan	II	Director	2027	—
Nabil Hamade	III	Director	2028	—
Tracey Newell	II	Director	2027	—

2026 PROXY STATEMENT | SAILPOINT, INC. 9

Nominees for Election as Class I Directors

William Bock (Chair of the Board)
Director Since: 2011 Board Class: I Term Expiration: 2026 Age: 75 Board Committees: ● Audit (Chair) ● Compensation and Nominating

Biography

William (Bill) Bock has served on our Board since August 2022 and as Chair since October 2025, and he previously served on the board of directors of SailPoint Technologies Holdings, Inc. (“STHI”) since 2011. Mr. Bock has served on the board of directors of Silicon Laboratories Inc. (NASDAQ: SLAB) (“Silicon Labs”), a provider of silicon, software, and solutions for the IoT, internet infrastructure, industrial, consumer, and automotive markets, since 2011. In addition, Mr. Bock has served as Chairman of the board of directors of N-able, Inc. (NYSE: NABL), an IT enablement company, since July 2021 and was a member of the board of directors of SolarWinds Corporation (NYSE: SWI) (“SolarWinds”), a software company, from October 2018 until its acquisition in April 2026, serving as Chairman of SolarWinds’ board from August 2020 until April 2026. From 2013 to his retirement in 2016, Mr. Bock served as the President of Silicon Labs. Mr. Bock also served Silicon Labs as Senior Vice President of Finance and Administration and Chief Financial Officer from 2006 to 2011. Prior to joining Silicon Labs, Mr. Bock participated in the venture capital industry, principally as a partner with CenterPoint Ventures, a venture capital firm, and previously held senior executive positions with various venture-backed companies. Mr. Bock began his career with Texas Instruments (NASDAQ: TXN), a semiconductor company. Mr. Bock holds a B.S. in Computer Science from Iowa State University and an M.S. in Industrial Administration from Carnegie Mellon University.

Director Qualifications

The Board believes that Mr. Bock’s extensive financial and industry experience as well as his prior board experience qualify him to serve as a director.

Sacha May
Director Since: 2022 Board Class: I Term Expiration: 2026 Age: 33 Board Committees: ● Cybersecurity

Biography

Sacha May has served on our Board since August 2022. Mr. May is a Principal at Thoma Bravo. He joined Thoma Bravo in August 2021 as a Vice President and became a Principal in January 2026. Mr. May previously was with TA Associates as a Senior Associate from July 2018 to July 2021 where he focused on software investments and worked in investment banking at Moelis & Company from July 2015 to June 2018. Mr. May currently serves on the board of directors of software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Mr. May received his B.S. in Business from NYU Stern School of Business.

Director Qualifications

The Board believes that Mr. May’s industry experience and overall knowledge of our business qualify him to serve as a director.

2026 PROXY STATEMENT | SAILPOINT, INC. 10

Mark McClain (Chief Executive Officer)
Director Since: 2005 Board Class: I Term Expiration: 2026 Age: 63

Biography

Mark McClain co-founded STHI in December 2005 and has served as our Chief Executive Officer and on our Board since August 2022, and previously served in such capacities at STHI until the Take-Private Transaction (defined below) in August 2022. Mr. McClain has more than 20 years of experience developing and leading innovative technology companies that have operated in the identity management market. In 2000, he founded Waveset Technologies (“Waveset”), a pioneer in the identity management market. Following the acquisition of Waveset by Sun Microsystems (“Sun”) in 2003, Mr. McClain served as Vice President of Software Marketing for Sun. Mr. McClain’s career also includes experience in international sales and marketing with HP (NYSE: HPQ) and IBM Tivoli Systems. Mr. McClain holds a B.A. in Economics from Point Loma Nazarene University and an M.B.A. from the University of California, Los Angeles.

Director Qualifications

The Board believes that Mr. McClain’s industry expertise and his daily insight into corporate matters as our Chief Executive Officer qualify him to serve as a director.

Continuing Directors

Andrew Almeida
Director Since: 2022 Board Class: III Term Expiration: 2028 Age: 38 Board Committees: ● Compensation and Nominating

Biography

Andrew Almeida has served on our Board since August 2022. Mr. Almeida is a Partner at Thoma Bravo. Mr. Almeida joined Thoma Bravo in 2012 as an Associate, was promoted to Senior Associate in 2014, to Vice President in 2016, to Principal in 2019, and to Partner in 2022. Mr. Almeida previously worked in investment banking at Bank of America Merrill Lynch. Mr. Almeida currently serves on the board of directors of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Mr. Almeida received a B.B.A. in Finance, Investment, and Banking and a B.A. in Economics from The University of Wisconsin—Madison and an M.S. from Vanderbilt University.

Director Qualifications

The Board believes that Mr. Almeida’s board and industry experience and overall knowledge of our business qualify him to serve as a director.

2026 PROXY STATEMENT | SAILPOINT, INC. 11

Seth Boro
Director Since: 2022 Board Class: II Term Expiration: 2027 Age: 50

Biography

Seth Boro has served on our Board since August 2022 and previously served on the board of directors of STHI from September 2014 until November 2018. Mr. Boro has served as a Managing Partner at Thoma Bravo since 2013. Mr. Boro joined Thoma Bravo in 2005 and became a Partner in 2010, serving in that capacity until becoming a Managing Partner in 2013. Mr. Boro was previously an associate with the private equity firm Summit Partners and an analyst with Credit Suisse. Mr. Boro currently serves on the board of directors of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Mr. Boro also previously served on the board of directors of other cybersecurity companies, including Dynatrace (NYSE: DT) from January 2015 to February 2024 and SolarWinds (NYSE: SWI) from February 2016 to October 2022. Mr. Boro is a graduate of Queen’s University School of Business (Canada), where he received a Bachelor of Commerce degree, and he received an M.B.A. from the Stanford Graduate School of Business.

Director Qualifications

The Board believes that Mr. Boro’s board and industry experience and overall knowledge of our business qualify him to serve as a director.

Ronald Green
Director Since: 2021 Board Class: III Term Expiration: 2028 Age: 57 Board Committees: ● Audit ● Cybersecurity (Chair)

Biography

Ronald Green has served on our Board since August 2022 and previously served on the board of directors of STHI from July 2021 until August 2022. Mr. Green is an experienced security leader who has served as Cybersecurity Fellow at Mastercard Inc. (NYSE: MA) (“Mastercard”), a payment services company, since November 2023. Prior to that, Mr. Green served as Mastercard’s Executive Vice President, Chief Security Officer beginning in January 2014, leading a global team that ensures the safety and security of Mastercard’s network, products, and services, and serving on Mastercard’s Management Committee. Prior to joining Mastercard, Mr. Green served as Deputy CISO at Fidelity Information Services, a fintech software company, from December 2012 to January 2014. Prior to this position, Mr. Green was Director, Investigation, and Protections Operations at BlackBerry Limited (NYSE: BB), a cybersecurity software company, and before that he served as a senior vice president across several areas at Bank of America (NYSE: BAC), a financial services company. He also has extensive experience working with international and federal law enforcement agencies, both as a special agent in the United States Secret Service, where among other things he worked on fraud investigations, and as an officer in the United States Army. Mr. Green currently serves on the board Santander North America and of the Financial Services Sector Coordinating Council, and he previously as a member of the United States Secret Service Cyber Investigations Advisory Board. Mr. Green holds a B.S. in mechanical engineering from the United States Military Academy at West Point, is a graduate of the FBI’s Domestic Security Executive Academy, and holds a graduate certification in Information Assurance from The George Washington University.

Director Qualifications

The Board believes that Mr. Green’s business and security expertise qualify him to serve as a director.

2026 PROXY STATEMENT | SAILPOINT, INC. 12

James Hagan
Director Since: 2022 Board Class: II Term Expiration: 2027 Age: 53 Board Committees: ● Audit

Biography

James (Jim) Hagan has served on our Board since August 2022. Mr. Hagan has served as an Operating Partner of Thoma Bravo since September 2019. Mr. Hagan previously served as the Chief Financial Officer of MedeAnalytics, Inc. (“MedeAnalytics”), a healthcare analytics company, from September 2016 to October 2020. Prior to MedeAnalytics, Mr. Hagan served in various management roles at Forcepoint LLC (“Forcepoint”), a cybersecurity company, including Chief Operating Officer and Interim Chief Executive Officer, from March 2016 to August 2016. Before joining Forcepoint, Mr. Hagan served in various financial roles at Websense, Inc. (formerly NASDAQ: WBSN), a cybersecurity company, including Chief Financial Officer, from May 2007 to March 2016. Mr. Hagan also served as the Director of Finance of Fair Isaac (NYSE: FICO), an analytics company, and as an associate in both the Industrial and Global Financial Sponsors groups at Lehman Brothers from June 2003 to March 2005. Mr. Hagan currently serves on the board of directors of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Mr. Hagan received a B.S. in Management Science from University of California, San Diego and an M.B.A. from UCLA Anderson School of Management.

Director Qualifications

The Board believes that Mr. Hagan’s industry experience and overall knowledge of our business qualify him to serve as a director.

Nabil Hamade
Director Since: 2025 Board Class: III Term Expiration: 2028 Age: 31

Biography

Nabil Hamade has served on our Board since October 2025. Mr. Hamade is a Vice President at Thoma Bravo. He joined Thoma Bravo in 2019 as an Associate, was promoted to Senior Associate in 2021, and to Vice President in 2023. Mr. Hamade previously worked in investment banking at Morgan Stanley. Mr. Hamade currently serves on the board of directors of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Mr. Hamade received a B.S. in Business Administration from the University of California, Berkeley.

Director Qualifications

The Board believes that Mr. Hamade’s industry experience and overall knowledge of our business qualify him to serve as a director.

2026 PROXY STATEMENT | SAILPOINT, INC. 13

Tracey Newell
Director Since: 2019 Board Class: II Term Expiration: 2027 Age: 60 Board Committees: ● Compensation and Nominating (Chair) ● Cybersecurity

Biography

Tracey Newell has served on our Board since August 2022 and previously served on the board of directors of STHI from March 2019 until August 2022. Ms. Newell served as President of Global Field Operations at Informatica LLC (“Informatica”), an enterprise cloud data management company, from July 2018 until her retirement in January 2021, during which time she was responsible for worldwide field sales, alliances, channels and sales operations, and customer success. From December 2020 until May 2023, Ms. Newell served on the board of directors of Sumo Logic, Inc. (NASDAQ: SUMO), a SaaS log analytics platform, and she also currently serves on the board of directors of several private technology companies. Ms. Newell previously served as a member of the Informatica board of directors from June 2016 to June 2018, and prior to joining Informatica, Ms. Newell was Executive Vice President of global field operations at Proofpoint, Inc. (“Proofpoint”), an enterprise security software and solutions company, from August 2013 until June 2018. Before Proofpoint, from July 2011 to August 2013, Ms. Newell was Executive Vice President, Global Sales at Poly Inc., formerly Polycom, a communications company. Ms. Newell has also held sales leadership positions at Juniper Networks, a networking products company, and at Cisco WebEx, a collaboration platform company. Ms. Newell holds a B.A. in Business Economics from the University of California, Santa Barbara.

Director Qualifications

The Board believes that Ms. Newell’s management and extensive industry experience as well as her prior board experience qualify her to serve as a director.

Vote Required

The three nominees who receive the greatest number of “FOR” votes will be elected as Class I directors. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then “FOR” the election of the nominees named in this Proposal No. 1.

The Board recommends a vote “FOR” the election of each of the director nominees.

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Corporate Governance

Controlled Company Status

Thoma Bravo, L.P. (together with its affiliated entities, “Thoma Bravo”) controls a majority of our outstanding common stock. As a result, we are a “controlled company.” Under Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

●	we have a board that is composed of a majority of “independent directors,” as defined under the rules of such exchange;
●	we have a compensation committee that is composed entirely of independent directors; and
●	we have a nominating and corporate governance committee that is composed entirely of independent directors.

These requirements will not apply to us as long as we remain a controlled company. We may in the future utilize some or all of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Composition of the Board

In accordance with our charter and bylaws, the Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. Our charter provides that the authorized number of directors will be fixed by the affirmative vote of the directors then in office, and newly created directorships and vacancies may be filled by the Board.

In addition, our charter provides that our directors may be removed with or without cause by the affirmative vote of at least a majority of the voting power of our then-outstanding shares of stock entitled to vote thereon, voting together as a single class for so long as Thoma Bravo beneficially owns 40% or more of the total number of shares of our common stock then outstanding. If Thoma Bravo’s beneficial ownership falls below 40% of the total number of shares of our common stock outstanding, then our directors may be removed only for cause upon the affirmative vote of at least 66 2/3% of the voting power of our then-outstanding shares of stock entitled to vote thereon.

Director Independence

The Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the Board has determined that none of our directors (other than Mr. McClain) have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our directors (other than Mr. McClain) is “independent” as that term is defined under the Nasdaq listing standards. For a director to be considered independent, the Board must determine that the director does not have any material relationships with the Company (other than as a director or stockholder), either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable, and family relationships, among others, including transactions described in the section titled “Certain Relationships and Related Party Transactions.”

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Leadership Structure of the Board of Directors

The offices of Chair of the Board and Chief Executive Officer are presently separated. Our bylaws and corporate governance guidelines, which do not require the separation of our Chair of the Board and Chief Executive Officer positions, allow the Board to determine the board leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business, our senior executive personnel and other factors.

The Board believes that the separation of the Chair of the Board and Chief Executive Officer roles currently provides the most efficient and effective leadership model for the Company as it encourages free and open dialogue regarding competing views and provides for strong checks and balances. Specifically, the balance of powers among our Chief Executive Officer and Chair of the Board facilitates the active participation of our independent directors and enables our Board to provide more effective oversight of management.

Pursuant to our corporate governance guidelines, if the offices of Chair of the Board and Chief Executive Officer are combined, the Board shall have a lead director (the “Lead Director”) designated by the independent directors to provide, in conjunction with the Chair of the Board and Chief Executive Officer, leadership and guidance to the Board. The Lead Director would serve as a liaison between the Chair of the Board and the independent directors and preside at all meetings of the Board at which the Chair of the Board is not present, unless the other directors determine otherwise. Additionally, the Lead Director would coordinate the nature, quality, quantity and timeliness of, and have the authority to approve, information sent to the Board in advance of meetings, would also have the authority to approve the agendas for meetings and would have such other responsibilities as are described in our corporate governance guidelines and as designated from time to time by the Board.

Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact any individual director, the Lead Director (if any), the Chair of the Board, the Board as a group, or a committee or subset of the Board by sending mail to: Board of Directors, SailPoint, Inc., 11120 Four Points Drive, Suite 100, Austin, Texas 78726, Attention: Corporate Secretary or by email at ir@sailpoint.com.

All such concerns will be forwarded to the appropriate director or directors for review and will be simultaneously reviewed and addressed by the Company’s Corporate Secretary. The status of all outstanding concerns will be reported to the Board on a quarterly basis. The Board or the Audit Committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company will not take any adverse action, and will not tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Company’s code of business conduct and ethics.

Board Committees

The Board has established three standing committees: the Audit Committee, the Compensation and Nominating Committee, and the Cybersecurity Committee. The composition, duties and responsibilities of each of these committees are described below. Each of these committees reports to the Board as provided in the applicable committee charter, as they deem appropriate and as the Board may request. The Board may establish such other committees as it deems appropriate from time to time.

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The following table provides information on the Board’s current committee memberships.

Name	Audit Committee	Compensation and Nominating Committee	Cybersecurity Committee

Andrew Almeida		X

William Bock	Chair	X

Seth Boro

Ronald Green	X		Chair

James Hagan	X

Nabil Hamade

Sacha May			X

Mark McClain

Tracey Newell		Chair	X

Our corporate governance guidelines, along with our code of business conduct and ethics and the charters for our Audit Committee, Compensation and Nominating Committee, and Cybersecurity Committee, are available on our website at investors.sailpoint.com/leadership-and-governance/governance-documents. Stockholders may also obtain copies of these documents upon written request to SailPoint, Inc., Attn: Investor Relations, 11120 Four Points Drive, Suite 100, Austin, Texas 78726 or by email to ir@sailpoint.com.

Audit Committee

Our Audit Committee is composed of Messrs. Bock, Green, and Hagan, with Mr. Bock serving as chair of the committee. Each member of the Audit Committee is financially literate, as required by the Nasdaq listing standards. In addition, the Board has determined that Messrs. Bock and Hagan each qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Board has also determined that each member of the Audit Committee meets the additional independence standards of Nasdaq and the Securities Exchange Commission (the “SEC”) applicable to members of audit committees.

The Audit Committee, which operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards, is, among other things, responsible for:

•	appointing, approving the compensation of, and assessing the qualifications, performance, and independence of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit and tax services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing our policies on risk assessment and risk management;
•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

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•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual meeting proxy statement;
•	reviewing, approving, and overseeing any related party transactions on an ongoing basis, in accordance with our policies and procedures; and
•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases.

Compensation and Nominating Committee

Our Compensation and Nominating Committee is composed of Messrs. Almeida and Bock and Ms. Newell, with Ms. Newell serving as chair of the committee. The Board has determined that each member of the Compensation and Nominating Committee meets the additional independence standards of the Nasdaq and SEC applicable to members of compensation committees. The Compensation and Nominating Committee, which operates under a written charter, is, among other things, responsible for:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;
•	reviewing and approving the compensation of our other executive officers;
•	appointing, compensating, and overseeing the work of any compensation consultant, director search firm, outside legal counsel, or other advisor retained by the Compensation and Nominating Committee;
•

conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, director search firm, outside legal counsel, or other advisor retained by the Compensation and Nominating Committee;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;
•	reviewing and establishing our overall management compensation, philosophy, and policy;
•	overseeing and administering our compensation and similar plans;
•	reviewing and making recommendations to our Board with respect to director compensation;
•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
•	developing and recommending to our Board criteria for board and committee membership;
•

subject to the rights of Thoma Bravo under the Director Designation Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•	developing and recommending to our Board a set of corporate governance guidelines; and
•	reviewing and recommending to our Board the structure and membership of the committees of our Board.

The Compensation and Nominating Committee has complete authority to retain and terminate outside counsel, compensation consultants, director search firms, or other experts or consultants, as it deems appropriate, including complete authority to approve their fees and other retention terms. However, the Compensation and Nominating Committee may only retain or seek advice from any compensation consultant after evaluating the factors specified in Nasdaq rules relating to the consultant’s independence from management and shall evaluate whether such compensation consultant has any conflict of interest.

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The Compensation and Nominating Committee has retained Compensia, Inc. (“Compensia”) to provide independent compensation consulting support. Compensia has provided market information on compensation trends and practices and makes compensation recommendations based on competitive data of a peer group of companies. Compensia is also available to perform special projects at the Compensation and Nominating Committee’s request. Compensia provides analyses and recommendations that inform the Compensation and Nominating Committee’s decisions but does not decide or approve any compensation actions. As needed, the Compensation and Nominating Committee may also consult with Compensia on other compensation-related matters. Compensia reports exclusively to the Compensation and Nominating Committee and does not provide any additional services to the Company. The Compensation and Nominating Committee has assessed the independence of Compensia pursuant to applicable SEC and Nasdaq rules and concluded that Compensia’s work for the Compensation and Nominating Committee does not raise any conflict of interest.

The Compensation and Nominating Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation and Nominating Committee. The Compensation and Nominating Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals who are not executive officers and to administer the Company’s equity-based compensation plans. Any executive officer to whom the Compensation and Nominating Committee grants such authority must regularly report to the Compensation and Nominating Committee grants so made and the Compensation and Nominating Committee may revoke any delegation of authority at any time.

Cybersecurity Committee

Our Cybersecurity Committee is composed of Messrs. Green and May and Ms. Newell, with Mr. Green serving as chair of the committee. The Cybersecurity Committee, which operates under a written charter, is, among other things, responsible for reviewing and advising on the following matters:

•

reviewing and assessing the effectiveness of our cybersecurity programs and their practices for identifying, assessing, and mitigating cybersecurity risks across our solutions, products, services, and business operations;

•	reviewing our security strategy and technology planning processes;
•	reviewing and assessing the safeguards used to protect the confidentiality, integrity, availability, and resiliency of our solutions, products, services, and business operations;
•	overseeing our cyber crisis preparedness, security breach, and incident response plans, communication plans, and disaster recovery and business continuity capabilities;
•	overseeing our compliance with applicable information security and data protection laws and industry standards;
•	overseeing our cybersecurity budget, investments, training, and staffing levels to ensure they are sufficient to sustain and advance successful cybersecurity and industry compliance programs;
•	assessing and discussing with management the threat landscape facing us and our solutions, products, services, and business operations; and
•	reviewing and discussing with management any new or updated legal, regulatory, and compliance implications of security risks to us or our solutions, products, services, and business operations.

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Risk Oversight
The Board oversees our risk management process. The Board focuses on our general risk management strategy and the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. The Board, including through its committees, is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
The Board does not have a standing risk management committee, but rather we administer this oversight function directly through the Board as a whole and through the Board’s other standing committees. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. Such responsibility is facilitated in part by the Audit Committee, which receives reports from management, the internal audit team, and the Company’s independent registered public accounting firm; the Compensation and Nominating Committee, which assesses and monitors whether any of our compensation policies and programs have the potential to encourage unnecessary risk-taking and monitors the effectiveness of our corporate governance guidelines; and the Cybersecurity Committee, which oversees our policies, plans and programs relating to cybersecurity and data protection risks associated with our products, services and business operations.
Our management is responsible for
day-to-day
risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance or reporting levels.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and other employees, including our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions). We have posted a current copy of the code on our website at
investors.sailpoint.com/
corporate-governance/documents-
charters.
In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of the Company’s securities by its directors, officers and employees, a copy of which is filed as an exhibit to our 2026 Annual Report and which the Company believes is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the applicable rules and regulations of Nasdaq. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws as well as the applicable rules and regulations of Nasdaq.
Director Recommendations
Director Qualification Standards and Selection Criteria
The Compensation and Nominating Committee, in recommending director candidates, and the Board, in nominating director candidates, will evaluate candidates in accordance with the qualification standards set forth in our corporate governance guidelines. Pursuant to our corporate governance guidelines, directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our stockholders. They also should be intelligent, inquisitive, and objective in thought and have practical wisdom and mature judgment and a

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willingness to gain an understanding of the Company, its competitive position in its industry and its business strategy. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. Along with the selection criteria described above, some of the other qualifications that the Compensation and Nominating Committee considers include, without limitation, independence, diversity, skills, education, expertise, business experience, length of service, understanding of the Company and industry and other commitments. While we do not have a formal diversity policy for directors, the Compensation and Nominating Committee and Board generally consider the diversity of director candidates in terms of, among other things, knowledge, experience, background, skills, expertise and other demographic factors.

Director Skills and Experience

As reflected in the following graph, we believe that our directors represent a wide range of skills, experiences and backgrounds, which allows them to offer a variety of perspectives in fulfilling their responsibilities on the Board:

BOARD SKILLS & EXPERIENCE

Director Designation Agreement

In connection with our initial public offering, we entered into a Director Designation Agreement with Thoma Bravo that provides Thoma Bravo the right to designate nominees for election to our Board for so long as Thoma Bravo beneficially owns 40% or more of the total number of shares of our common stock that it owned as of the completion of our initial public offering (the “Original Amount”). Thoma Bravo may also assign its designation rights under the Director Designation Agreement to an affiliate.

The Director Designation Agreement provides Thoma Bravo the right to designate: (i) all of the nominees for election to our Board for so long as Thoma Bravo beneficially owns 40% or more of the Original Amount; (ii) a number of nominees for election to our Board (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Thoma Bravo beneficially owns at least 30% and less than 40% of the Original Amount; (iii) a number of nominees for election to our Board (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Thoma

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Bravo beneficially owns at least 20% and less than 30% of the Original Amount; (iv) a number of nominees for election to our Board (rounded up to the nearest whole number) equal to 20% of the total directors for so long as Thoma Bravo beneficially owns at least 10% and less than 20% of the Original Amount; and (v) one nominee for election to our Board for so long as Thoma Bravo beneficially owns at least 5% of the Original Amount. In each case, Thoma Bravo’s nominees must comply with applicable law and stock exchange rules. In addition, Thoma Bravo is entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Thoma Bravo’s beneficial ownership at such time. Thoma Bravo also has the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. This agreement will terminate at such time as Thoma Bravo owns less than 5% of the Original Amount.

Stockholder Nominations

To the extent Thoma Bravo does not designate all of the nominees that it is entitled to designate, the Compensation and Nominating Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, but it has no obligation to recommend such candidates. A stockholder that wants to recommend a candidate for election to the Board should send a recommendation in writing to SailPoint, Inc., c/o Corporate Secretary, 11120 Four Points Drive, Suite 100, Austin, Texas 78726. Such recommendation should describe the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director.

Stockholders may also nominate directors at an annual meeting by adhering to the advance notice procedure described under “Submission of Stockholder Proposals” elsewhere in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation and Nominating Committee in fiscal year 2026 was an officer or employee of the Company in fiscal year 2026, nor have they ever been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation and Nominating Committee.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board and Annual Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring their approval. It also holds special meetings when important matters require action between regularly scheduled meetings. During fiscal year 2026, the Board held nine meetings, the Audit Committee held five meetings, the Compensation and Nominating Committee held four meetings, and the Cybersecurity Committee held four meetings. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and the committees of the Board during the period for which such director served on the Board or committee(s), if applicable, during fiscal year 2026.

The Board regularly holds executive sessions of the non-management directors. If independent, the Chairman of the Board presides over such executive sessions. If the Chairman of the Board is not independent, the Lead Director presides over such executive sessions. Such executive sessions do not include employee directors. The Board held at least one executive session during fiscal year 2026 that included only independent directors, consistent with Nasdaq rules.

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The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to directors’ attendance at these meetings.

Corporate Responsibility

We believe that operating our company in an environmentally and socially responsible manner will help drive long-term value for our stockholders. Consistent with this belief and our core values, listed below, we recognize that we have a meaningful opportunity to provide value to all of our stakeholders, including through maintaining good governance practices and oversight, promoting a safe, positive, and inclusive environment for all of our crew members to work in, investing in and supporting our communities and being mindful of our impact on the environment.

Developing creative solutions to real customer challenges. Our solutions deliver unique, compelling value to our customers and partners. That innovation begins behind-the-scenes with a culture that encourages and empowers employees to think creatively, pursue continuous learning, and adapt quickly. A culture that encourages sustainability, social responsibility, and robust governance standards.

Delivering on the commitments we make. We understand what is expected of us and work to ensure that we have the resources to meet or beat that expectation. Honesty and ethical decision-making are “table stakes” expectations for every single employee at SailPoint. Integrity is not only a critical component of our ESG practices, but also provides the foundation of trust that we enjoy with customers, partners, stakeholders, and each other.

Measuring and rewarding results, not activity. We believe effort should not be confused with progress. We ensure that every person in our company understands what success looks like and how to get there. Clear accountability and transparent, ever-improving processes demonstrate SailPoint’s genuine commitment to establishing ESG initiatives that are meaningful, measurable, and credible.

Valuing every person at SailPoint. We believe that the single greatest asset of a software company is people. By prioritizing individual well-being and treating everyone in our company as a person, not a number, we create a work environment that is inclusive, equitable, fulfilling, and engaging. We believe this results in individuals that are passionate about driving sustainability and social responsibility initiatives — that then spreads across teams and departments to have a cumulative effect on SailPoint ESG initiatives.

Governance and Oversight

We believe that good corporate governance provides a strong foundation for operating our business in a manner that is fair, ethical and responsible and is therefore essential to the long-term success of our company. Our Board and its committees help set the tone for our company in this regard, as they regularly review and, as appropriate, update various corporate governance and other key policy documents in light of current regulations and best practices. The Board also conducts an annual review and evaluation of its own performance and reviews the annual evaluations conducted by each of its committees, as discussed above.

The following are some of the key governance areas that are part of our day-to-day operations:

•	Data privacy – We seek to create a secure environment that protects the privacy, confidentiality, and integrity of our employees, customers, suppliers, and partners.

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•

Cybersecurity – Our mission is to deliver solutions that are secure by design, aligned to industry standards and best practices, and adaptive to emerging threats, and we have a strategic cybersecurity plan that is designed to address evolving risks and mitigate those risks on a continuous basis.

•	Product responsibility and innovation – We prioritize responsible innovation and product development to help ensure ethical practices and data security.
•

Supply chain accountability – We are steadfast in our commitment to conducting business ethically, legally, and with social responsibility, and we hold our suppliers, distributors, partners, and business associates to these same high standards so that our principles are reflected throughout our entire value chain.

People & Community

As an organization that continues to rapidly grow and evolve, we look for feedback from our crew to stay on course. Our annual “Crew’s Views” global employee engagement survey gives us the data we need to focus on areas where we can make the most impact. Over each of the last four years that we conducted the survey, employee participation exceeded 80% and overall team member satisfaction exceeded 82%. Externally, we’ve been recognized as an employer of choice for parents and millennials. Since November 2021, we’ve been a certified “Great Place to Work,” and we’ve been listed as a Best Workplace in Texas six years in a row. We’ve also been noted as a Best Workplace in Technology the past three years and have been featured on several other “Best Places to Work” lists, including Fortune, Built In, and Glassdoor.

As we work to execute our growth strategy, we continue to invest in human capital resources that will sustain and fuel that growth. As of January 31, 2026, we had a total of 3,229 employees. While most organizations post-pandemic have reverted to requiring mandatory days in-office, we recognize that there’s no perfect one-size fits all solution. We have realized many benefits in allowing crew to continue working remotely, so we seek to provide them with flexibility and empower team leaders to get their crew members together when it makes sense. This approach supports crew wellbeing and reflects our commitment to providing an environment for all our team members to succeed and thrive.

Our training and development efforts, built around our core values, are another key part of our human capital strategy. Our leaders go through specific training to ensure they are leading their teams with our values at the forefront of the decisions they make. Our annual performance review process allows team members to engage in meaningful discussions with their managers about their performance and development goals, and we also conduct pay equity reviews during our merit planning process. Additionally, our managers assess the growth potential of each team member through a standardized evaluation process, which provides actionable outputs to help develop and retain our high-potential employees. Through these and other training efforts, we support the development of our crew members in a way that promotes our growth and innovation.

Our philanthropy committee comes up with innovative opportunities for crew to give back to the communities in which we work. For more than seven years, we have run an annual “Sailanthropitch” program, where charities deliver a Shark-Tank-style presentation about their organization. Crew members cast their votes for the organizations they connect to the most, and each organization walks away with a financial donation tied to the percentage of votes they received. Our SailPoint Cares program, which started as an opportunity to bring cross-functional crew together in different regions, has grown significantly in recent years, providing opportunities for teams to get together and donate their time and resources to support good causes across three core pillars: STEM & tech, crew engagement, and education. We also forge partnerships to increase our impact—whether through Path Forward, which supports caregivers who are returning to the workforce, SkillBridge, which connects returning service members to job training opportunities, or Code2College, which enables students who

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might not normally have access or exposure to exploring a career in STEM to gain hands-on experience in a paid internship.

While we always seek the best talent to join SailPoint, we are also committed to growing talent. Our Sail-U program brings early career talent to our organization, where we provide them with the environment to learn and grow via structured training opportunities, engagement with leaders across the organization, and peer networking. We also offer a wealth of on-demand resources via our company intranet, The Dock, to support growth and development and drive performance.

Offering a competitive compensation and benefits package is another critical part of our effort to attract and retain top talent. In addition to competitive base salaries, we offer team members comprehensive health, welfare, income protection and long-term savings benefits, incentive equity compensation, and incentive cash plans for eligible team members. Total compensation is designed to align with SailPoint’s business objectives and financial goals, and pay is differentiated for individuals based on relevant experience, impact, relative internal value and company performance. Variable compensation delivers pay aligned with company and individual performance, with more pay at risk at more senior levels. Leadership regularly discusses compensation and benefits strategies with the Compensation and Nominating Committee.

Environment

We strive to minimize our environmental impact and make responsible environmental practices part of our company culture. Where possible, we focus on these three areas:

Energy efficiency

•	Conservation: Turning off monitors overnight, reducing lighting in hallways and offices, and using LED bulbs
•	Technology: Choosing environmentally friendly, energy-efficient equipment when making purchases
•

Certification: Locating our headquarters in a LEED-certified facility that features smart materials and intelligent design for energy efficiency, water conservation, improved indoor air quality, and waste reduction

Recycling

•	Materials: Reusing and recycling wherever possible, including purchasing recycled materials
•	Recycling: Making bins available for batteries, aluminum, plastic, and paper recycling
•	Responsibility: Disposing of toner cartridges, computer equipment, and cell phones in the most environmentally sound way possible

Resource efficiency

•	Coworking: Prioritizing coworking spaces in place of traditional offices, allowing for reduced financial and environmental costs of energy consumption
•	Telecommuting: Allowing and encouraging employees to work from home, preventing pollution and other ill effects of commuting
•	Teleconferencing: Conducting meetings via web or teleconferencing whenever possible to reduce unnecessary travel
•	Utilization: Emphasizing efficient use of space, which helps us lower electricity and heating needs for our offices
•	Documentation: Distributing product documentation electronically and using duplex printing on copies and printers to reduce our paper consumption

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Proposal No. 2 – Ratification Of Appointment Of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) to be the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young has been engaged as our independent registered public accounting firm since 2024. As a matter of good corporate governance, the Audit Committee has requested the Board to submit the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2027 to the Company’s stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of Ernst & Young to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the aggregate fees billed for various professional services rendered by Ernst & Young (in thousands) for fiscal years ended January 31, 2026 and 2025, respectively:

	FY 2026	FY 2025

Audit Fees (1)	$3,845	$1,545

Audit-Related Fees (2)	$—	$3,214

Tax Fees (3)	$150	$335

All Other Fees	$—	$—

Total Fees	$3,995	$5,094

(1)

Consists of fees for the annual audit and quarterly reviews and financial reporting consultations. Represents the aggregate fees billed for the audit of the Company’s consolidated financial statements, review of the condensed consolidated financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those years.

(2)

Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “audit fees,” primarily consisting of fees for professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our common stock completed in February 2025.

(3)	Represents the aggregate fees billed for technical tax advice, tax planning, and compliance.

Pre-Approval Policy

All of the services listed in the above table were approved by the Board prior to the adoption of the charter of the Audit Committee, which occurred in connection with the completion of our initial public offering (our “IPO”). The charter of the Audit Committee requires that the Audit Committee review the estimated fees of its independent registered public accounting firm’s audit, audit-related, tax, and other permitted non-audit services and requires that the Audit Committee, or a member thereof with designated authority, pre-approve any services provided to the Company by its independent registered public accounting firm.

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Vote Required

Approval of this proposal requires the affirmative vote of a majority of voting power of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count the same as votes against this Proposal No. 2.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then “FOR” the ratification of the appointment of Ernst & Young LLP in this Proposal No. 2.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP.

Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders with the opportunity to cast a non-binding advisory vote on a resolution to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of SailPoint’s Named Executive Officers as disclosed in its Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of our executive compensation program, objectives, factors and rationale. We urge you to read this disclosure before voting on this non-binding proposal. As described in detail in such disclosure, our executive compensation program is designed to attract and retain highly competent, motivated executives and reward them for superior performance, consistent with creating long-term stockholder value. The Compensation and Nominating Committee believes that our executive compensation program, with its balance of guaranteed salary, performance-based cash bonuses and time-vesting equity awards promote retention and reward sustained performance that is aligned with long-term stockholder interests.

While this vote on executive compensation is non-binding and solely advisory in nature, the Board and the Compensation and Nominating Committee will review and consider the voting results when making future decisions regarding our executive compensation program. We expect that the next stockholder advisory vote to approve Named Executive Officer compensation will occur at our 2027 Annual Meeting of Stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of voting power of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will count the same as votes against this Proposal No. 3.

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Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then “FOR” this Proposal No. 3.

The Board recommends a vote “FOR” the resolution approving, on a non binding advisory basis, our named executive officer compensation.

Proposal No. 4 – Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation

Section 14A of the Exchange Act also requires the Company to submit for a vote a proposal as to whether to have the advisory vote on executive compensation on the agenda for future annual meetings of stockholders every one, two or three years.

The Board recognizes the importance of receiving regular input from the Company’s stockholders on important issues such as the Company’s executive compensation program. Additionally, the Board is aware that many influential commentators in the area of corporate governance recommend that the advisory vote on executive compensation be held every year. Therefore, the Board recommends that the advisory stockholder vote on executive compensation be held every year.

While the Board recommends that the advisory vote on executive compensation be held every year, the proxy card provides you the ability to vote to approve holding the vote every one, two or three years, or to abstain from voting. This vote is advisory and is not binding on the Company or the Board in any way. Although the vote is non-binding, the Board and the Compensation and Nominating Committee value the opinions of the Company’s stockholders, and will take them into account in making a determination concerning the frequency of advisory votes on named executive officer compensation.

Vote Required

You may vote for any of the three alternatives, every one, two or three years, or abstain from voting. The frequency receiving the affirmative vote of a majority of voting power of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be considered to be the recommendation of the Company’s stockholders. If none of the frequency options receives a majority of the votes, the choice receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Abstentions and broker non-votes will not be voted either for or against any frequency and, accordingly, will not affect the outcome of the vote on this Proposal No. 4.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then for the option of every “1 YEAR” as the preferred frequency for future advisory votes on named executive officer compensation.

The Board recommends a vote for the option of “1 YEAR” as the preferred frequency for future advisory votes on named executive officer compensation.

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Executive Officers

Below is a list of the names, ages as of April 24, 2026, positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position

Mark McClain	63	Chief Executive Officer and Director

Matt Mills	68	President

Brian Carolan	55	Chief Financial Officer

Abby Payne	49	Chief People Officer

Chandrasekar (Chandra) Gnanasambandam	53	Executive Vice President of Product and Chief Technology Officer

Chris Schmitt	54	Executive Vice President, General Counsel and Secretary

The narrative disclosure below provides information about the business experience of certain of our executive officers. See “Proposal No. 1 — Election of Directors — Continuing Directors” for such information about Mr. McClain.

Matt Mills has served as our President since June 2024 and served as our President, Worldwide Field Operations from August 2022 until June 2024, and previously served in such capacity at STHI from February 2021 until the Take-Private Transaction in August 2022. Mr. Mills initially joined STHI as its Chief Revenue Officer in August 2019, serving in that capacity until becoming President, Worldwide Field Operations in February 2021. Mr. Mills brings more than 30 years of experience to this role. Before joining STHI, Mr. Mills was the chief executive officer of MapR Technologies, an enterprise software company, from October 2015 until February 2018. Immediately prior to that, he spent 20 years at Oracle Corporation (NYSE: ORCL), most recently as Senior Vice President North America Sales, where he oversaw more than 8,000 employees and was responsible for $4.5 billion in annual revenue. Since September 2018, Mr. Mills has served as board member and advisor to various early-stage SaaS companies. Additionally, Mr. Mills currently serves as a managing partner of Tappan Hill Venture Partners II, LLC, a venture capital fund. Mr. Mills holds a B.S. in Business from Ferris State University in Michigan.

Brian Carolan has served as our Chief Financial Officer since December 2022. Prior to his role at SailPoint, Mr. Carolan worked at Commvault Systems, Inc. (NASDAQ: CVLT) (“Commvault”), a data protection and cyber resilience company, for over twenty years, serving as Chief Financial Officer from October 2012 until June 2022, Vice President, Finance and Chief Accounting Officer from July 2006 until September 2012, and Controller from February 2001 until June 2006. Prior to joining Commvault, Mr. Carolan worked in the Technology, Communications, and Entertainment audit practice of Ernst & Young LLP from 1993 until January 2001. Mr. Carolan holds a B.S. in Accounting from Villanova University and an M.B.A. from New York University. Mr. Carolan is a certified public accountant in the State of New Jersey.

Abby Payne has served as our Chief People Officer since August 2022, and previously served in such capacity at STHI from December 2019 until the Take-Private Transaction in August 2022. Ms. Payne previously served as the Vice President of Human Resources at STHI starting in October 2011. Ms. Payne has nearly 25 years of experience serving in various human resources capacities for technology companies. Prior to joining STHI, Ms. Payne worked at BMC Software, an IT services and IT consulting company, as a Senior Human Resources Business Partner from July 2009 to October 2011, and at Trilogy, a software development company, as a Human Resources Manager from December 1999 to June 2009. Ms. Payne holds a B.B.A. in Business Management from the University of Texas at Austin.

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Chandrasekar (Chandra) Gnanasambandam has served as our Executive Vice President of Product and Chief Technology Officer since February 2025. Mr. Gnanasambandam joins SailPoint after a two decades-long career at McKinsey & Company, where he most recently co-led the firm’s global high-tech practice. His expertise spans both product management and engineering, with a proven track record of driving large-scale transformations for some of the world’s largest and fastest-growing cloud companies. Prior to his work in McKinsey’s high-tech practice, Mr. Gnanasambandam co-founded and led Fuel, McKinsey’s investor and start-up arm, and was a founding partner of McKinsey’s Bangalore office in India. He started his career as a Java architect in the early days of Java at Sun Microsystems where he contributed to the programming language’s development and implementation for large customers. Mr. Gnanasambandam holds a M.S. in Engineering from the University of Saskatchewan and an M.S. in Engineering from Georgia Institute of Technology.

Chris Schmitt has served as our Executive Vice President, General Counsel and Secretary since August 2022 and as an Executive Vice President since July 2020, and previously served as General Counsel and Secretary for STHI from March 2017 and as an Executive Vice President for STHI from July 2020 until the Take-Private Transaction in August 2022. Mr. Schmitt has nearly 25 years of corporate legal experience. Prior to joining STHI, Mr. Schmitt was a Partner at the law firm Vinson & Elkins L.L.P. from January 2010 until March 2017, practicing in the firm’s Capital Markets and Mergers & Acquisitions group. His practice focused on mergers and acquisitions, public and private securities offerings, technology transactions, and compliance and corporate governance. Prior to that, Mr. Schmitt was an Associate attorney at Vinson & Elkins and, before that, at the law firm Baker Botts L.L.P. Mr. Schmitt holds a B.S. in Political Science and Economics and a J.D., both from the University of Michigan.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a discussion of the compensation philosophy and objectives underlying our executive compensation program and how we evaluated and set executive compensation for fiscal year 2026. This CD&A is intended to provide qualitative information concerning how fiscal year 2026 compensation was earned and awarded to our Named Executive Officers. Further, it identifies the most significant factors relevant to our fiscal year 2026 executive compensation decisions and gives context to the data presented in the compensation tables included below in this Proxy Statement.

Our “Named Executive Officers” are identified in the table below and consist of any individual who served as our principal executive officer during fiscal year 2026, any individual who served as our principal financial officer during fiscal year 2026, and our three most highly compensated executive officers who were serving at the end of fiscal year 2026 other than our principal executive officer and principal financial officer.

Named Executive Officer	Title

Mark McClain	Chief Executive Officer

Brian Carolan	Chief Financial Officer

Matt Mills	President

Chris Schmitt	Executive Vice President, General Counsel and Secretary

Abby Payne	Chief People Officer

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Compensation Philosophy and Objectives

We have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards, and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our executive compensation program is designed to:

•	attract and retain talented and experienced executives in our industry;

•	reward executives whose knowledge, skills, and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our company; and

•	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.

To achieve these objectives, the Compensation and Nominating Committee expects to maintain our current compensation plans and consider implementing new compensation plans in order to tie a substantial portion of the executives’ overall compensation to key strategic financial goals. The Compensation and Nominating Committee has also engaged an independent compensation consultant, Compensia, to assist with the Compensation and Nominating Committee’s regular review of our executive compensation program.

Our executive compensation program rewards team accomplishments while promoting individual accountability and depends on Company results as well as individual impact. A portion of total compensation is placed at risk through annual performance bonuses and long-term incentives. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance and to promote a long-term commitment to the Company by our executives. Our team-focused culture and management processes are designed to foster this commitment.

Shareholder Say-on-Pay and Say-on-Frequency Advisory Votes

Pursuant to the “Advisory Vote to Approve Named Executive Officer Compensation Proposal” included in this Proxy Statement, our shareholders will be voting for the first time to approve the compensation of our Named Executive Officers. Pursuant to the “Advisory Vote on the Frequency of Future Executive Compensation Votes Proposal” included in this Proxy Statement, our shareholders will be voting for the first time on the frequency of advisory shareholder votes to approve the compensation of our Named Executive Officers. We will consider the outcome of the say-on-pay and say-on-frequency advisory votes when making compensation decisions regarding our Named Executive Officers.

Elements of Compensation

Our current executive compensation program, which is set by our Compensation and Nominating Committee, consists of the following components:

•	base salary;

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•	annual cash incentive awards linked to our overall performance;

•	grants of long-term equity-based compensation; and

•	other employee benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational, and strategic objectives, and align the interests of our executive officers and other senior personnel with those of our stockholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value, and at-risk compensation, which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors.

Base Salary

We pay base salaries to retain the individual executive’s services and to reward and motivate individual performance. The Board makes adjustments to the base salary rates of the Named Executive Officers upon consideration of any factors that it deems relevant, including but not limited to: (i) any increase or decrease in the executive’s responsibilities, (ii) the executive’s job performance, and (iii) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on publicly available information and the experience of members of the Board and our Chief Executive Officer.

Base salaries were reviewed by our Compensation and Nominating Committee in fiscal year 2026 (with changes effective August 1, 2025). In setting base salaries, the Compensation and Nominating Committee considers peer group comparisons and assesses the individual skills, performance, experience, responsibilities, and time in position of each Named Executive Officer. Below are the annual base salaries for our Named Executive Officers for fiscal 2025 and fiscal 2026, reported as of January 31 of each year.

	Annual Base Salary
Name	FY 2025	FY 2026

Mark McClain	$600,000	$615,000

Brian Carolan	$450,000	$475,000

Matt Mills	$525,000	$550,000

Chris Schmitt	$400,000	$425,000

Abby Payne	$375,000	$400,000

The base salaries paid to our Named Executive Officers in fiscal year 2026 are set forth in the Summary Compensation Table below.

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Annual Incentive Compensation

On an annual basis, our Named Executive Officers are eligible to receive performance-based cash bonuses, which encourage the Named Executive Officers to focus on short-term performance goals that serve as the basis for long-term performance and shareholder value creation and are intended to reward achievement of those goals. The target bonus amounts (“target”) for fiscal year 2026 awards were established by our Compensation and Nominating Committee based on a percentage of each executive’s base salary for fiscal year 2026. Each of our Named Executive Officers participate in our corporate bonus plan.

The Compensation and Nominating Committee asked Compensia to compare the target annual incentive potentially payable to our executive officers to the target (and maximum) annual incentive bonus of similarly situated executives within our peer group. The Compensation and Nominating Committee reviewed the target (and maximum) annual incentive bonus of our Named Executive Officers, taking into account Compensia’s comparison, and adjusted their target (and maximum) annual incentive bonuses as they deemed appropriate. For fiscal year 2026, the Compensation and Nominating Committee established a target bonus amount of 100% of base salary for each of Messrs. McClain and Mills, 75% of base salary for Mr. Carolan, and 60% of base salary for Ms. Payne and Mr. Schmitt. For participants in the corporate bonus plan, the Compensation and Nominating Committee established a threshold level of 50% of their target levels and a maximum level of 150% of their target level. Actual payout is calculated by multiplying the participant’s actual base salary by the participant’s bonus target percentage, and then by the performance payout multiple achieved for the year. Where changes to base salary or bonus target percentage are made mid-year, the pre-change base salary is multiplied by the pre-change bonus target percentage, and that is added to the post-change base salary multiplied by the post-change bonus target percentage, the sum of which is multiplied by the applicable performance payout multiple.

For fiscal year 2026, ARR determined 75% of the total bonus that could be potentially earned within the corporate bonus plan and adjusted income from operations determined the other 25%; provided, however, that if the adjusted income from operations minimum threshold was not met, no bonus would be paid, regardless of the Company’s ARR attainment. For each measure, the Compensation and Nominating Committee established payout levels of 50%, 100%, and 150% payout based on threshold, target, or maximum achievement of each measure with a sliding scale applied between each payout level. We define adjusted income from operations as income (loss) from operations excluding equity-based compensation expense, payroll taxes related to awards that were accelerated upon the closing of our IPO and payroll taxes related to RSUs, all of which were issued after the closing of the IPO, amortization of acquired intangible assets which includes impairment charges, impairment of intangible assets, acquisition-related expenses (including fair value adjustments to acquisition-contingent consideration), benefit from amortization related to acquired contract acquisition costs, Thoma Bravo monitoring fees (which were annual service fees for consultation and advice related to corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financings pursuant to an advisory services agreement that was terminated upon the closing of the IPO), and restructuring expenses.

The following table provides the ARR and adjusted income from operations amounts that the Compensation and Nominating Committee established in order to achieve threshold, target, and maximum bonus payout under the fiscal year 2026 corporate bonus plan (amounts in thousands):

Metric	Threshold	Target	Maximum

ARR	$1,035.0	$1,150.0	$1,265.0

Adjusted income from operations	$150.8	$167.6	$184.4

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The following table provides the fiscal year 2026 target multiple, as well as potential payments that could have been made upon the achievement of a threshold, target, or maximum level of performance, calculated as described above, for each of our Named Executive Officers:

Name	FY2026 Target Award (% of Base Salary)	FY2026 Threshold: 50% of Target Award	FY2026 Target: 100% of Target Award	FY2026 Maximum: 150% of Target Award

Mark McClain	100%	$303,781	$607,562	$911,342

Brian Carolan	75%	$173,476	$346,952	$520,428

Matt Mills	100%	$268,801	$537,603	$806,404

Chris Schmitt	60%	$123,781	$247,562	$371,342

Abby Payne	60%	$116,281	$232,562	$348,842

Bonuses for fiscal year 2026 were paid following a year-end review by the Compensation and Nominating Committee of the applicable performance criteria. The actual bonus amounts paid to each Named Executive Officer for fiscal year 2026 were based on a 104% payout, calculated as described above, in accordance with the fiscal year 2026 corporate bonus plan, as reflected in the table below.

Name	Fiscal Year 2025 Bonus Payout	Fiscal Year 2026 Bonus Plan Payout

Mark McClain	$548,637	$633,565

Brian Carolan	$289,063	$361,802

Matt Mills	$482,785	$560,612

Chris Schmitt	$223,818	$258,157

Abby Payne	$185,558	$242,515

Long-Term Equity-Based Awards

We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity- based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain, and adequately compensate executive talent.

In connection with our IPO, we began granting restricted stock units (“RSUs”), for which no purchase price is paid. RSUs granted to executive officers in fiscal year 2026 vest and will be settled in shares of our common stock over a two-year period in substantially equal quarterly installments on pre-determined dates.

At the direction of the Compensation and Nominating Committee, Compensia conducts an annual market analysis of peer company executive compensation, which is then supplemented with additional market information specific to each executive officer’s role and responsibilities. In determining equity compensation levels for fiscal year 2026, the Compensation and Nominating Committee considered pay practices of a group of peer companies (i.e., the peer companies identified below) that were selected based on relative annual revenue, market capitalization and industry, among other criteria. In addition to reviewing and analyzing competitive market data, for incumbent officers, the Compensation

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and Nominating Committee considered then-current values of partnership units that were issued to our executive officers in 2023 and converted into shares of SailPoint common stock in connection with our initial public offering (with the objective of ensuring that go-forward unvested values are sufficient to retain executives in a highly competitive market), the relationship of annual target compensation among external and internal peers, individual performance over the prior year, and expected impact of each individual over the vesting period of the new grant.

Setting Executive Compensation for Fiscal Year 2026 and Establishing Our Peer Group

The Compensation and Nominating Committee retained Compensia as its independent compensation consultant to review and provide advice and recommendations with respect to the Company’s executive officer compensation program and assist the Compensation and Nominating Committee in determining whether any elements or amounts of the existing compensation program should be modified from time to time. The Compensation and Nominating Committee’s relationship with Compensia and the role that Compensia plays in our compensation-setting process is described further above in the “Board Committee — Compensation and Nominating Committee” section.

Consistent with Compensia’s recommendation, the equity awards for our senior officers (including our Named Executive Officers) during fiscal year 2026 consisted of RSUs, based on value rather than number of shares. For the Named Executive Officers, a targeted dollar amount was established, and the number of RSUs to be granted was determined by dividing the aggregate award value by the 30-trading-day average closing stock price from the date of grant.

In November 2024, Compensia proposed a peer group for use in the comparisons discussed above for fiscal year 2026. The Compensation and Nominating Committee reviewed and evaluated the proposed peer group in adopting a peer group consisting of the following 17 companies in our industry with comparable revenues and market capitalization:

Peer Group Used for Determining FY2026 Compensation

Aspen Technology	Nutanix

Cloudflare	Okta

Confluent	Rubrik

CyberArk Software	Samsara

Dynatrace	SentinelOne

Elastic N.V.	Tenable Holdings

GitLab	Varonis Systems Inc.

Klaviyo	Zscaler

MongoDB

In November 2025, the Compensation and Nominating Committee reviewed the peer group used for fiscal year 2026 compensation decisions and made certain changes effective for compensation decisions made in fiscal year 2027. Aspen Technology was removed because it was acquired in 2025, and CyberArk Software was removed due to its pending acquisition by Palo Alto Networks. In addition, Cloudflare was removed as its market cap was outside of Compensia’s recommended market cap range. These companies were replaced with Commvault Systems, Guidewire Software, Procore Technologies, and ServiceTitan.

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Tax Deductibility of Certain Executive Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility of annual compensation paid to certain executives (i.e., any individual who is the chief executive officer, chief financial officer, or one of the three most highly compensated executive officers other than the chief executive officer and chief financial officer during any given year) to $1 million. Tax deductibility is only one factor that the Company considers when setting compensation, therefore certain compensation paid to applicable executive officers may not be deductible.

Other Executive Benefits and Perquisites

Retirement and Health and Welfare

We offer the same types of retirement, health and welfare benefits to all of our employees, including to our Named Executive Officers as part of our total executive compensation package. Our programs are designed to be competitive and cost-effective. It is our objective to provide core benefits, including medical, retirement, life insurance, and paid time off to all our employees and executive officers. Benefits programs are reviewed on a periodic basis by comparing against companies with which we directly compete, reviewing published survey information, and obtaining advice from various third-party benefits consultants.

We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), where employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. We do not provide profit-sharing contributions under the plan, but we do offer matching under our 401(k) plan at the rate of 50% of the first 6% of employee contributions.

Employee Stock Purchase Plan

In order to incentivize employees of the Company, its designated affiliates, and subsidiaries, we adopted the SailPoint, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP is comprised of two distinct components in order to provide increased flexibility to grant rights to purchase shares under the ESPP to U.S. and to non-U.S. employees. Specifically, the ESPP authorizes (i) the grant of rights to purchase shares to U.S. employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code, and (ii) the grant of rights to purchase shares that are not intended to be tax-qualified under Section 423 of the Code.

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Executive Change in Control and Severance Plan
In 2025, our Board adopted the Executive Change in Control and Severance Plan (the “Severance Plan”) pursuant to which our Named Executive Officers (and others identified by the Compensation and Nominating Committee) are eligible to receive certain severance benefits upon a qualifying termination of employment. Additional information regarding the Severance Plan is set forth below under “Potential Payments upon Termination or Change in Control.” On April 22, 2026, our Executive Officers, including our Named Executive Officers, each executed Participation Agreements, thereby agreeing to the terms of the Severance Plan and restrictive covenants referenced therein, with Mr. McClain designated as a Tier 1 Executive and each of the Executive Officers designated as Tier 2 Executives.
Perquisites and Other Benefits
We generally do not grant perquisites to our Named Executive Officers, although the Compensation and Nominating Committee reserves the right to grant perquisites in the future if it finds that doing so furthers its compensation goals and objectives.
Compensation-Related Governance Policies
Stock Ownership Guidelines and Holding Requirements
In order to align the long-term interests of our Named Executive Officers and non-employee
directors with those of our stockholders, the Compensation and Nominating Committee has adopted stock ownership guidelines pursuant to which covered persons (including our Named Executive Officers) are required to hold an aggregate value of qualifying shares of our common stock equal to five times (5x) annual base salary in the case of Mr. McClain, and two and a half times (2.5x) annual base salary in the case of our other Named Executive Officers. Our guidelines also apply to our non-employee directors
who are required to hold an aggregate value of our common stock equal to five times (5x) their annual cash retainer. Common stock owned directly or indirectly is considered for calculation purposes under our guidelines, but unvested RSUs do not count towards ownership requirements. Covered persons may sell shares to satisfy tax withholding obligations with respect to equity awards generally without violating our guidelines. Covered persons are allowed five years to achieve their respective ownership requirements and are not prohibited from selling shares that would cause them to fall below their applicable threshold until that period has lapsed. Each of our Named Executive Officers is still within the five-year transition period.
Non-compliance
with the guidelines after the five-year transition period may result in a covered person being required to hold 100% of after-tax
vested shares from equity awards granted to such covered person until such covered person has achieved compliance with the guidelines.
Insider Trading Policy; Prohibitions Against Hedging and Pledging
In addition to addressing other customary topics, our Insider Trading Policy prohibits company employees, officers, and directors from engaging in certain transactions, including transactions in Company or subsidiary debt securities, short sales of company securities, publicly-traded options, any hedging transactions (generally, any transaction that will hedge or offset, or is designed to hedge or offset, any decrease in the market value of our common stock) and margin accounts and pledged securities. This policy does not allow for any exception to the above provisions.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

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We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to the disclosure of material nonpublic information by the Company. In the event we determine to grant such awards in the future, the Board and the Compensation and Nominating
Committee
will evaluate the appropriate steps to take in relation to the foregoing.
Clawback Policy
We have a clawback policy that complies with Nasdaq’s clawback listing standards, Section 10D of the Exchange Act and the rules promulgated thereunder (the “Clawback Policy”). In the event that we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, the Clawback Policy requires that covered executives must reimburse us, or forfeit, any excess incentive-based compensation “received” (as defined in Section 10D of the Exchange Act) by such covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. Executives covered by the Clawback Policy include our current and former executive officers, as determined by the Compensation and Nominating Committee in accordance with Section 10D of the Exchange Act and the Nasdaq listing standards, and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Compensation and Nominating Committee.
Compensation Risk Assessment
The Company’s compensation programs and policies mitigate risk by combining performance-based, long- term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs, as well as the multiyear vesting schedules for equity awards, encourages employees to maintain both a short and a long-term view with respect to Company performance.
Compensation Committee Report
The following report of the Compensation and Nominating Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.
The Compensation and Nominating Committee has reviewed and discussed with management this Compensation Discussion and Analysis required by Item 402(b) of Regulation
S-K.
Based on the review and discussions, the Compensation and Nominating Committee recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND NOMINATING COMMITTEE

Tracey Newell, Chair
Andrew Almeida
Bill Bock
Important Note Regarding Compensation Tables
The following compensation tables have been prepared pursuant to SEC rules. Although some amounts (e.g., salary and non-equity
incentive plan compensation) represent actual dollars paid to an

2026 PROXY STATEMENT | SAILPOINT, INC. 38

executive, other amounts are estimates based on certain assumptions about future circumstances (e.g., payments upon termination of an executive’s employment) or they may represent dollar amounts recognized for financial statement reporting purposes in accordance with accounting rules, but do not represent actual dollars received by the executive (e.g., dollar values of stock awards and option awards). The footnotes and other explanations to the Summary Compensation Table and the other tables herein contain important estimates, assumptions and other information regarding the amounts set forth in the tables and should be considered together with the quantitative information in the tables.

2026 PROXY STATEMENT | SAILPOINT, INC. 39

Executive Compensation Tables

The following table sets forth certain information with respect to compensation for fiscal years ended January 31, 2026, 2025, and 2024 earned by, awarded to, or paid to our Named Executive Officers.

Fiscal Year 2026 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)(2)		Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
Mark McClain	2026	$607,500	$—	$78,849,289		$—	$633,565	$10,538	$80,100,892
Chief Executive	2025	$568,750	$548,637	$—		$—	$—	$10,538	$1,127,925
Officer	2024	$525,000	$—	$—		$22,162,963	$656,250	$9,188	$23,353,401

Brian Carolan	2026	$462,500	$—	$19,658,299		$—	$361,802	$10,563	$20,493,164
Chief Financial	2025	$439,583	$289,063	$—		$—	$—	$10,412	$739,058
Officer	2024	$425,000	$—	$—		$5,194,441	$318,750	$9,900	$5,948,091

Matt Mills	2026	$537,500	$—	$27,543,242		$—	$560,612	$—	$28,641,354
President	2025	$500,000	$482,785	$—		$—	$—	$—	$982,785
	2024	$465,000	$—	$—		$7,757,034	$581,250	$—	$8,803,284

Chris Schmitt	2026	$412,500	$—	$15,365,243	$		$258,157	$10,653	$16,046,553
EVP, GC and	2025	$385,417	$223,818	$—		$—	$—	$10,438	$619,673
Secretary	2024	$365,000	$—	$—		$3,989,327	$273,750	$9,900	$4,637,977

Abby Payne	2026	$387,500	$—	$14,149,665		$—	$242,515	$—	$14,779,680
Chief People	2025	$362,500	$185,558	$—		$—	$—	$—	$548,058
Officer	2024	$—	$—	$—		$—	$—	$—	$—

(1)

The amounts reported in this column represent the grant date fair value of awards granted to the Named Executive Officers during the applicable fiscal year, computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to the consolidated financial statements included elsewhere in our 2026 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be ultimately realized by the Named Executive Officers for the awards.

(2)

In fiscal year 2024, the Named Executive Officers were awarded incentive units that were intended to constitute profits interests for U.S. federal income tax purposes. Despite the fact that the incentive units did not require the payment of an exercise price, they were most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(3)	The amounts reported in this column for each applicable Named Executive Officer reflect matching contributions by the Company under its 401(k) plan.

2026 PROXY STATEMENT | SAILPOINT, INC. 40

Fiscal Year 2026 Grants of Plan Based Awards

The following table reflects the various target values of the annual incentive plan award granted to each of our Named Executive Officers in fiscal year 2026, as well as the number of RSUs granted to each of our Named Executive Officers in fiscal year 2026.

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold	Target	Maximum

Mark McClain	Annual Cash Bonus	2/1/2025	$303,781	$607,562	$911,342	—	—
	RSU Grant	2/21/2025	—	—	—	3,346,744	$78,849,289

Brian Carolan	Annual Cash Bonus	2/1/2025	$173,476	$346,952	$520,428	—	—
	RSU Grant	2/21/2025	—	—	—	834,393	$19,658,299

Matt Mills	Annual Cash Bonus	2/1/2025	$268,801	$537,603	$806,404	—	—
	RSU Grant	2/21/2025	—	—	—	1,169,068	$27,543,242

Chris Schmitt	Annual Cash Bonus	2/1/2025	$123,781	$247,562	$371,342	—	—
	RSU Grant	2/21/2025	—	—	—	652,175	$15,365,243

Abby Payne	Annual Cash Bonus	2/1/2025	$116,281	$232,562	$348,842	—	—
	RSU Grant	2/21/2025	—	—	—	600,580	$14,149,665

(1)

The amounts reported represent the minimum, target, and maximum bonus amounts for each applicable Named Executive Officer under our corporate bonus plan for fiscal year 2026, calculated as described above. For more information about our corporate bonus plan, see “Annual Incentive Compensation.”

(2)

The RSU awards were granted pursuant to the Omnibus Incentive Plan. The RSUs were granted in connection with the IPO in fiscal year 2026 and vest over two years. The Named Executive Officer must remain employed with us throughout each vesting period. For more information about our Omnibus Incentive Plan, see “Long-Term Equity-Based Awards.”

(3)

The amounts reported represent the aggregate fair value of each RSU awarded to the Named Executive Officers during fiscal year 2026. These amounts have been calculated in accordance with ASC Topic 718. The assumptions we used to value these awards are described in Note 12 “Equity-Based Compensation” in our consolidated financial statements included in our 2026 Annual Report and do not necessarily correspond to the actual economic value that may be recognized by the Named Executive Officer.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our annual incentive plans are described in greater detail above in our CD&A. With respect to our annual incentive plans, the treatment of awards, in the event of certain terminations of employment and/or upon the occurrence of a change in control, is described below under “Potential Payments Upon Termination or Change in Control.”

2026 PROXY STATEMENT | SAILPOINT, INC. 41

Outstanding Equity Awards at Fiscal Year 2026 Year End

The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of January 31, 2026.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Mark McClain	1,785,020	$28,006,964
Brian Carolan	445,032	$6,982,552
Matt Mills	623,534	$9,783,248
Chris Schmitt	347,844	$5,457,672
Abby Payne	320,325	$5,025,899

(1)

The stock awards reported in this column are subject to time-based vesting conditions. The treatment of these awards upon certain termination and change in control events is described below under “—Additional Narrative Disclosure—Potential Payments upon Termination or Change in Control.” These awards vested or will vest in substantially equal amounts on each of April 5, 2026, July 5, 2026, October 5, 2026, and January 5, 2027.

(2)	Calculated based on the closing price of our common stock on January 29, 2026, which was $15.69 per share.

Fiscal Year 2026 Option Exercises and Stock Vested

The table below sets forth information regarding the option exercises and the vesting of outstanding awards under our Omnibus Incentive Plan during fiscal year 2026 for each of our named executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting (2)

Mark McClain	2,493,572	$57,352,156	1,561,724	$34,953,408

Brian Carolan	642,028	$14,766,644	389,361	$8,714,407

Matt Mills	898,840	$20,673,320	545,534	$12,209,760

Chris Schmitt	462,260	$10,631,980	304,331	$6,811,322

Abby Payne	462,260	$10,631,980	280,255	$6,272,472

(1)

Reflects incentive units that vested and were converted into shares of common stock on February 12, 2026 in connection with our IPO. The incentive units were intended to constitute profits interests for U.S. federal income tax purposes. Despite the fact that the incentive units did not require the payment of an exercise price, they were most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(2)

The value realized on exercise or vesting is calculated based upon the applicable closing market price of the number of shares acquired (on a gross basis) on the applicable vesting date for each stock award and the conversion date with respect to the incentive units. It does not represent cash amounts received.

(3)

The number of shares acquired is reported on a gross basis. In connection with applicable RSU vesting events, the necessary number of shares of common stock in order to satisfy withholding taxes from stock awards were sold in open market transactions on behalf of the Named Executive Officers, thus the Named Executive Officers actually received a lower number of shares of our common stock than the numbers reported in this table.

No Pension Benefits or Nonqualified Deferred Compensation Plan

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans nor a nonqualified deferred compensation plan.

2026 PROXY STATEMENT | SAILPOINT, INC. 42

Potential Payments Upon Termination or Change in Control

Our Named Executive Officers (each, an “Eligible Employee”) are entitled to payments and benefits upon a termination of employment under certain circumstances and accelerated vesting of certain equity awards if such termination is following a change in control. These potential payments and benefits are provided pursuant to the terms of our Executive Change in Control and Severance Plan (our “Severance Plan”). We believe our Severance Plan is an important retention tool for us as a component of our overall executive compensation program. It helps attract and retain skilled professionals in our industry, and allows management to focus its attention and energy on our business without any distractions regarding the effects of any potential change in control. We do not provide tax gross-ups upon a change in control.

The following paragraphs describe the termination entitlements under the terms of our Severance Plan that were applicable to all Named Executive Officers as of January 31, 2026. The subsequent tables quantify the future potential benefits payable pursuant to our Severance Pay Plan upon qualifying terminations.

Upon a termination without “Cause” or a resignation for “Good Reason” that does not occur during a “Change in Control Protection Period” (as defined below), an Eligible Employee will be eligible to receive the following benefits:

•

cash payments equal to 75% of such Eligible Employee’s annual base salary (or 100% of annual base salary in the case of Mr. McClain) paid in substantially equal installments on the Company’s regular payroll schedule for the nine-month period (or 12-month period in the case of Mr. McClain) commencing on the applicable date of termination; and

•

a lump sum amount equal to (a) the monthly amount of the Company’s contribution to the premiums for such Eligible Employee’s group health plan coverage (the “Monthly Cobra Amount”) multiplied by (b) nine months (or 12 months in the case of Mr. McClain).

Upon a termination without Cause or a resignation for Good Reason during the period beginning three months prior to a “Change in Control” and ending on the 12-month anniversary following such Change in Control (the “Change in Control Protection Period”), an Eligible Employee will be eligible to receive a cash lump sum payment equal to the sum of the following amounts:

•	100% of such Eligible Employee’s annual base salary (or 150% of annual base salary in the case of Mr. McClain);
•	such Eligible Employee’s target annual bonus; and
•	such Eligible Employee’s Monthly Cobra Amount multiplied by 12 months (or 18 months in the case of Mr. McClain).

Additionally, upon a Change in Control, (i) if an Eligible Employee’s RSUs are not assumed by the surviving entity in connection with such Change in Control, all such RSUs immediately become vested as of the date of such Change in Control, and (ii) if an Eligible Employee’s RSUs are assumed by the surviving entity in connection with such Change in Control, upon the Eligible Employee’s termination of service by the Company or an affiliate without Cause or by the Eligible Employee for Good Reason during the Change in Control Protection Period, such RSUs immediately become vested as of the date of such termination of service.

“Cause” means the Eligible Employee’s (i) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate; (ii) substantial and repeated failure to perform duties as reasonably directed by the person to whom the Eligible Employee reports; (iii) conduct that brings or is reasonably likely to bring the Company or an affiliate negative publicity or

2026 PROXY STATEMENT | SAILPOINT, INC. 43

into public disgrace, embarrassment, or disrepute; (iv) gross negligence or willful misconduct with respect to the Company or an affiliate; (v) material violation of the Company’s policies or codes of conduct, including policies related to discrimination, harassment, performance of illegal or unethical activities, or ethical misconduct; or (vi) any breach of any non-competition, non-solicitation, no-hire, or confidentiality covenant between the Eligible Employee and the Company or an affiliate.

“Good Reason” means, with respect to an Eligible Employee, (i) a material diminution in such Eligible Employee’s base salary except for across-the-board salary reductions not to exceed 10% based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (ii) the Company’s failure to pay any material incentive compensation to which such Eligible Employee is actually entitled under a written agreement with the Company; (iii) a material diminution in such Eligible Employee’s job responsibilities so as to constitute a de facto demotion (other than a mere change in title or reporting relationship effected in connection with the integration of the operations of the Company into the operations of an acquirer in connection with a Change in Control); or (iv) the relocation of the geographic location of such Eligible Employee’s principal place of employment by more than 25 miles from the location of such Eligible Employee’s principal place of employment as of the date of such Eligible Employee’s Participation Agreement.

“Change in Control” means (a) the acquisition of more than 50% of the combined voting power of the Company’s securities by any person or group; (b) a merger, reorganization, or consolidation of the Company or in which equity securities of the Company are issued other than a merger, reorganization or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, reorganization or consolidation; (c) during a period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in parts (a) or (b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale. The Severance Plan incorporates the definition of Change in Control used in our Omnibus Incentive Plan, which definition is intended to constitute a change in the ownership, effective control or substantial portion of our assets within the meaning of Section 409A of the Internal Revenue Code.

2026 PROXY STATEMENT | SAILPOINT, INC. 44

Potential Termination and Change in Control Benefits Table

The following table illustrates an estimated amount of compensation or other benefits potentially payable to each of our Named Executive Officers as of January 31, 2026 that could be triggered upon termination of such executive’s employment under various scenarios. With respect to the values in the table below, we have assumed that all salary payments or any expenses the executive may be due have been paid currently. Any amount ultimately received will vary based on a variety of factors, including the reason for such executive’s termination of employment, the date of such executive’s termination of employment, and the executive’s age upon termination of employment. The amounts shown assume that such termination was effective as of January 31, 2026, and, therefore, are estimates of the amounts that would have been paid to such executives upon their termination. Actual amounts to be paid can only be determined at the time of such executive’s termination from the company.

	No Change in Control		Change in Control (1)
	For Cause Termination	Termination Without Cause or for Good Reason	For Cause Termination	Termination Without Cause or for Good Reason	Death (2)
Mark McClain
Cash Severance (3)	$—	$615,000	$—	$1,537,500	$—
Unvested Equity (4)	$—	$—	$—	$28,006,964	$1,000,000
Medical Benefits (5)	$—	$18,854	$—	$28,281	$—
Estimated Total	$—	$633,854	$—	$29,572,745	$1,000,000

Brian Carolan
Cash Severance (3)	$—	$356,250	$—	$831,250	$—
Unvested Equity (4)	$—	$—	$—	$6,982,552	$1,000,000
Medical Benefits (5)	$—	$20,476	$—	$27,301	$—
Estimated Total	$—	$376,726	$—	$7,841,103	$1,000,000

Matt Mills
Cash Severance (3)	$—	$412,500	$—	$1,100,000	$—
Unvested Equity (4)	$—	$—	$—	$9,783,248	$1,000,000
Medical Benefits (5)	$—	$17,311	$—	$23,082	$—
Estimated Total	$—	$429,811	$—	$10,906,330	$1,000,000

Chris Schmitt
Cash Severance (3)	$—	$318,750	$—	$680,000	$—
Unvested Equity (4)	$—	$—	$—	$5,457,672	$1,000,000
Medical Benefits (5)	$—	$24,944	$—	$33,258	$—
Estimated Total	$—	$343,694	$—	$6,170,930	$1,000,000

Abby Payne
Cash Severance (3)	$—	$300,000	$—	$640,000	$—
Unvested Equity (4)	$—	$—	$—	$5,025,899	$1,000,000
Medical Benefits (5)	$—	$12,038	$—	$16,050	$—
Estimated Total	$—	$312,038	$—	$5,681,949	$1,000,000

(1)

As provided by the Severance Plan, all unvested equity-based awards vest in connection with a Change in Control if (a) the equity is not assumed by the surviving entity or (b) the equity is assumed by the surviving entity and the Named Executive Officer is terminated within the Change in Control Protection Period without Cause or for Good Reason.

(2)	In the event of the death of a Named Executive Officer, any unvested RSUs held by such Named Executive Officer at the time of death will accelerate and vest, up to a value of $1,000,000.

2026 PROXY STATEMENT | SAILPOINT, INC. 45

(3)	Calculation of benefits for various termination scenarios is described in the narrative preceding this table.

(4)	Values are calculated based on the closing price of our common stock of $15.69 on January 29, 2026.

(5)

Calculated based on (a) the monthly amount of the Company’s contribution to the premiums for such Eligible Employee’s group health plan coverage for the actual level of group medical, dental and vision coverage in effect as of January 31, 2026 multiplied by (b) the applicable monthly multiplier based on the executives Severance Plan tier level.

CEO Pay Ratio

We believe executive pay should be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and our Compensation and Nominating Committee monitors the relationship between the pay that our executive officers receive and the pay that our non-managerial employees receive. The Compensation and Nominating Committee reviewed a comparison of Chief Executive Officer total compensation to that of our median employee. The compensation for our Chief Executive Officer in fiscal year 2026 was approximately 300 times the compensation of our median employee.

The pay ratio is calculated in a manner consistent with Item 402(u) of Regulation S-K. We selected January 31, 2026 as the date to determine the median employee. We identified the median employee by examining the fiscal year 2026-ending on-target earnings (annual base salary plus annual target cash incentive) (which we believe is a consistently applied compensation measure) for all individuals, excluding our Chief Executive Officer, who were employed by us on January 31, 2026. We included all employees, whether employed on a full-time or part-time basis and including our employees located outside the U.S. For employees located outside the U.S., we converted salary amounts from local currency to U.S. dollars using currency conversion rates effective on January 31, 2026. With the exception of the foregoing, we did not make any other assumptions, adjustments, or estimates with respect to determining on-target earnings. The fiscal year 2026 median employee is a US-based, mid-level individual contributor with three years of service.

After identifying the median employee using on-target earnings, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the “Summary Compensation Table,” above. The total compensation during fiscal year 2026 for our Chief Executive Officer, Mark McClain, as set forth above in the Summary Compensation Table, was $80,100,892. The total compensation during fiscal year 2026 for our median employee, using the same methodology, was $267,428. This results in a ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation of approximately 300:1. For additional information concerning Mr. McClain’s compensation, see “Executive Compensation—Executive Compensation Tables—FY2026 Summary Compensation Table.”

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described herein. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2026 PROXY STATEMENT | SAILPOINT, INC. 46

Pay versus Performance
Pay versus Performance Table
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal year ended on January 31, 2026.

Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)		Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)		Value of Initial Fixed $100 Investment Based on:		Net Income (in millions)	Annual Recurring Revenue (in millions)
							Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)
2026	$80,100,892	$87,715,560	(7)	$19,990,188	$22,104,707	(8)	$71.32	$74.50	$(270.05)	$1,125

(1)	The name of the Principal Executive Officer of the Company (“PEO”) reflected in these columns for the applicable fiscal year is Mark McClain.

(2)
In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.

(3)	The names of each of the non-PEO NEOs reflected in these columns for the applicable fiscal year are as follows: Brian Carolan, Matt Mills, Abby Payne, Chris Schmitt.

(4)
The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.

The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our Fiscal Year 2026 Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K:
BVP Nasdaq Emerging Cloud.

(5)	Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.

(6)
We have selected Annual Recurring Revenue (ARR) as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for the fiscal year ended January 31, 2026. See the Annual Incentive Compensation section for ARR as a key measure for the Corporate Bonus Plan.

(7)
For the fiscal year ended January 31, 2026, the ‘compensation actually paid’ to the PEO reflects each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for the fiscal year ended January 31, 2026, computed in accordance with Item 402(v) of Regulation
S-K:

Compensation Element	PEO
Summary Compensation Table Total	$80,100,892
Less, Grant date fair value of stock and option awards reported in the Summary Compensation Table	$(78,849,289)
Plus, Year-End Fair Value of Awards Granted in the Covered Fiscal year that are Outstanding and Unvested	$28,006,964
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (from Prior-Year-end to Year-end)	$0
Plus, Vesting Date Fair Value of Awards Granted in the Covered Fiscal Year that Vested in the Fiscal Year	$34,953,408
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in the Covered Fiscal Year (from Prior Year-end to vesting Date)	$23,503,585
Less Prior Year-end Fair Value of Awards Granted in Prior Years that Failed to Vest in the Covered Fiscal Year	$(0)
Plus, Dollar Value of Dividends, Dividend Equivalents or other Earnings Paid on Stock and Option Awards in the Covered Fiscal Year Prior to Vesting	$0
Total Adjustments	$—
Total Compensation Actually Paid	$87,715,560

2026 PROXY STATEMENT | SAILPOINT, INC. 47

(8)
For the fiscal year ended January 31, 2026, the average ‘compensation actually paid’ to the non-PEO
NEOs reflects each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for the fiscal year ended January 31,
2026
, computed in accordance with Item 402(v) of Regulation
S-K:

Compensation Element	Average of Non-PEO NEO’s
Summary Compensation Table Total	$19,990,188
Less, Grant date fair value of stock and option awards reported in the Summary Compensation Table	$(19,179,112)
Plus, Year-End Fair Value of Awards Granted in the Covered Fiscal year that are Outstanding and Unvested	$6,812,343
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (from Prior-Year-end to Year-end)	$0
Plus, Vesting Date Fair Value of Awards Granted in the Covered Fiscal Year that Vested in the Fiscal Year	$8,501,990
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in the Covered Fiscal Year (from Prior Year-end to vesting Date)	$5,979,299
Less Prior Year-end Fair Value of Awards Granted in Prior Years that Failed to Vest in the Covered Fiscal Year	$(0)
Plus, Dollar Value of Dividends, Dividend Equivalents or other Earnings Paid on Stock and Option Awards in the Covered Fiscal Year Prior to Vesting	$0
Total Compensation Actually Paid	$22,104,707
Pay versus Performance Comparative Disclosure
In accordance with Item 402(v)(5) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between the information presented in the table above.
Compensation Actually Paid and Company and Peer TSR

2026 PROXY STATEMENT | SAILPOINT, INC. 48

Compensation Actually Paid and Net Income

Compensation Actually Paid (in millions)
$100
$50
$0
$40
$20
$0
$200
$100
$0
-$100
-$200
-$300
Net Income / Loss (in millions)
FY 2026
PEO Compensation Actually Paid
Non-PEO Compensation Actually Paid
Net Income / Loss

Compensation Actually Paid and Annual Recurring Revenue

Compensation Actually Paid (in millions)
$100
$80
$60
$40
$20
$0
Annual Recurring Revenue (in millions)
$1,000
$800
$600
$400
$200
$0
FY 2026
PEO Compensation Actually Paid
Non-PEO Compensation Actually Paid
Annual Recurring Revenue

2026 PROXY STATEMENT | SAILPOINT, INC. 49

Pay versus Performance Tabular List
The following table lists our most important performance measures used by us to link ‘compensation actually paid’ to our NEOs to company performance for the fiscal year ended January 31, 2026. We only consider the two metrics listed below when making executive compensation determinations.

Most Important Performance Measures

Annual Recurring Revenue
Adjusted Income from Operations

2026 PROXY STATEMENT | SAILPOINT, INC. 50

Equity Compensation Plan Information

The following table reflects, as of January 31, 2026, information regarding compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	11,765,977	(3)	$—	51,953,278	(4)
Equity compensation plans not approved by security holders	—		$—	—

Total	11,765,977		$—	51,953,278

(1)	There is no weighted-average exercise price because we have not issued any options and restricted stock units do not have an exercise price upon vesting.

(2)

Consists of shares issued and issuable pursuant to our Omnibus Incentive Plan and ESPP. The Omnibus Incentive Plan and ESPP were adopted by the Board and our stockholders prior to and in connection with our initial public offering in February 2025. The number of shares that may be issued pursuant to the Omnibus Incentive Plan is subject to an annual increase on February 1 of each fiscal year beginning in 2026, and ending on and including February 1, 2035, equal to the lesser of (i) 5% of the aggregate number of shares outstanding on January 31 of the immediately preceding fiscal year and (ii) such smaller number of shares as is determined by the Board. The number of shares that may be issued pursuant to the ESPP is subject to an annual increase on February 1 of each fiscal year beginning in 2026 and ending on and including February 1, 2035, equal to the lesser of (x) 1% of the number of shares outstanding on January 31st of the immediately preceding fiscal year, or (y) such smaller number of shares as determined by the Board; provided, however, that no more than 24,000,000 shares may be issued in total under the Section 423 component of the ESPP. A description of the material terms of the Omnibus Incentive Plan ESPP is available in our prospectus dated February 12, 2025, filed with the SEC pursuant to Rule 424(b)(4) of the Securities Act under the heading “Executive Compensation—Actions Taken in Connection with this Offering” and in Note 13 to the Unaudited Consolidated Financial Statements.

(3)	Amount reflects restricted stock units settleable in shares of the Company’s common stock.

(4)

Of these shares, 40,847,139 shares remained available for issuance under the Omnibus Incentive Plan and 11,106,139 shares remained available for issuance under the ESPP. These shares are in addition to the shares reserved for issuance pursuant to outstanding awards included in the first column.

2026 PROXY STATEMENT | SAILPOINT, INC. 51

Director Compensation

Fiscal Year 2026 Director Compensation Program

The Compensation and Nominating Committee is responsible for recommending to the Board the form and amount of compensation for non-employee directors.

For fiscal year 2026, consistent with our Non-Employee Director Compensation Policy, each member of the Board who is not an employee, partner (other than an operating partner), or member of the investment staff of Thoma Bravo or an employee of the Company or any of its subsidiaries (collectively, our “non-employee directors”) was entitled to receive a cash retainer and committee and chairmanship fees payable in cash on a quarterly basis and an annual award of RSUs as provided below:

Fee / Award Description	Value
Annual cash retainer	$35,000
Additional annual cash retainer for the Board Chair	$20,000
Additional annual cash retainer for the Audit Committee Chair	$20,000
Additional annual cash retainer for members of the Audit Committee	$10,000
Additional annual cash retainer for the Compensation and Nominating Committee Chair	$17,500
Additional annual cash retainer for members of the Compensation and Nominating Committee	$8,750
Annual cash retainer for the Cybersecurity Committee Chair	$12,000
Annual cash retainer for members of the Cybersecurity Committee	$6,000
Annual equity retainer of RSUs(1)	$200,000

(1)

New non-employees directors are eligible to receive a one-time award of RSUs with a fair market value on the date of grant equal to $400,000 (such amount to be prorated for any partial period of service).

We also reimburse all reasonable out-of-pocket expenses incurred by directors in connection with the performance of their duties as directors, including travel expenses relating to their attendance at meetings of the Board or any committee thereof.

As described above, the Compensation and Nominating Committee has adopted stock ownership guidelines pursuant to which covered persons, including our non-employee directors, are prohibited from selling or disposing of any shares of our common stock unless and until the covered person holds an aggregate value of our common stock (or equivalents recognized under our policy) equal to, in the case of our non-employee directors, five times their annual cash retainer for service on the Board. Common stock owned directly or indirectly is considered for calculation purposes under our guidelines but unvested RSUs do not count toward the ownership requirement. Covered persons are allowed five years to achieve the ownership requirement and are not prohibited from selling shares that would cause them to fall below their applicable threshold until that period has lapsed. All directors are still within the applicable five-year transition period.

2026 PROXY STATEMENT | SAILPOINT, INC. 52

The following table reflects information regarding our non-employee director compensation for the year ended January 31, 2026. Due to their affiliation with Thomas Bravo, Messrs. Almeida, Boro, May and Hamade do not receive any additional compensation for their service as directors. Additionally, Mr. McClain, our Chief Executive Officer, is also a member of the Board but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. McClain and our other Named Executive Officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
William G. Bock	$63,485	$547,237	$610,722
Ronald J. Green	$56,545	$547,237	$603,782
James Hagan	$52,137	$547,237	$599,374
Tracey E. Newell	$57,994	$547,237	$605,231

(1)

Reflects the aggregate grant date fair value of the 23,188 RSUs granted to each then-current non-employee director on February 27, 2025, computed in accordance with ASC Topic 718, determined without regard to forfeitures. These awards represent the non-employee directors’ only outstanding stock awards as of January 31, 2026 and will become vested and nonforfeitable on June 4, 2026, subject to the director’s continued service. See Note 12 “Equity-Based Compensation” to our audited consolidated financial statements in our 2026 Annual Report for a discussion of the assumptions used in determining the ASC Topic 718 grant date fair value of these awards.

Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

We have adopted a policy with respect to the review, approval, and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;
•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;
•	the benefits to us of the proposed transaction;
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

In addition, under our code of business conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

2026 PROXY STATEMENT | SAILPOINT, INC. 53

All of the transactions described below were entered into prior to the adoption of the Company’s written related party transactions policy, but all were approved by our Board considering similar factors to those described above.

Related Party Transactions

Other than compensation arrangements for our directors and Named Executive Officers, which are described in the Compensation Discussion & Analysis in this Proxy Statement, below we describe transactions since February 1, 2025 to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Agreements and Transactions Related to the Take-Private Transaction

On August 16, 2022, in connection with an all-cash take-private transaction by Thoma Bravo (the “Take-Private Transaction”) we entered into an advisory services agreement with Thoma Bravo (the “Advisory Services Agreement”), pursuant to which we engaged Thoma Bravo as a financial, transactional, and management consultant for consultation and advice related to corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies, and debt and equity financings. Under the Advisory Services Agreement, and to the extent permitted under our Credit Agreement, we were required to reimburse the travel expenses and out-of-pocket fees and expenses in performing the ongoing services. We paid approximately $122,000 pursuant to the reimbursement provision in fiscal year 2026. We were also required to pay an annual monitoring fee as part of the Advisory Services Agreement equal to $15.0 million. The Advisory Services Agreement was terminated in connection with our IPO in February 2025, and we used approximately $9.3 million of our net proceeds from the IPO to pay all outstanding fees under the Advisory Services Agreement. There is no expectation that such an arrangement will be entered into again in the future, and we do not expect to receive similar services in the future.

Director Designation Agreement

On February 12, 2025, we entered into a Director Designation Agreement with Thoma Bravo that provides Thoma Bravo the right to designate nominees for election to our Board for so long as Thoma Bravo beneficially owns 40% or more of the total number of shares of our common stock that it owned as of the completion of the IPO. Thoma Bravo may also assign its designation rights under the Director Designation Agreement to an affiliate.

The Director Designation Agreement provides Thoma Bravo the right to designate: (i) all of the nominees for election to our Board for so long as Thoma Bravo beneficially owns 40% or more of the Original Amount; (ii) a number of nominees for election to our Board (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Thoma Bravo beneficially owns at least 30% and less than 40% of the Original Amount; (iii) a number of nominees for election to our Board (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Thoma Bravo beneficially owns at least 20% and less than 30% of the Original Amount; (iv) a number of nominees for election to our Board (rounded up to the nearest whole number) equal to 20% of the total directors for so long as Thoma Bravo beneficially owns at least 10% and less than 20% of the Original Amount; and (v) one nominee for election to our Board for so long as Thoma Bravo beneficially owns at least 5% of the Original Amount. In each case, Thoma Bravo’s nominees must comply with

2026 PROXY STATEMENT | SAILPOINT, INC. 54

applicable law and stock exchange rules. In addition, Thoma Bravo is entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Thoma Bravo’s beneficial ownership at such time. Thoma Bravo also has the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. This agreement will terminate at such time as Thoma Bravo owns less than 5% of the Original Amount.

Registration Rights Agreement

We are party to a registration rights agreement with Thoma Bravo. Thoma Bravo is entitled to request that we register Thoma Bravo’s shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Thoma Bravo is also entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. Certain of our pre-IPO equityholders, including, among others, Mark McClain, our Chief Executive Officer and a member of our Board, four of our other directors (William Bock, Ronald Green, James Hagan, and Tracey Newell), and our other Named Executive Officers (Matt Mills, Brian Carolan, Chris Schmitt, and Abby Payne), are entitled to piggyback on registered offerings initiated by us or by Thoma Bravo (such individuals entitled to piggyback rights, the “Piggyback Holders”). We will pay Thoma Bravo’s and the Piggyback Holders’ expenses in connection with such parties’ exercise of these rights. The registration rights described in this paragraph will apply to (i) shares of our common stock held by Thoma Bravo and its affiliates, (ii) shares of our common stock held by the Piggyback Holders, and (iii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) by way of dividend, distribution, split, or combination of securities, or any recapitalization, merger, consolidation, or other reorganization (“Registrable Securities”). These registration rights will also be for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act, repurchased by us or our subsidiaries, or distributed to the partners of Thoma Bravo, unless Thoma Bravo determines otherwise.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors that provide the executive officers and directors with contractual rights to indemnification, expense advancement, and reimbursement, to the fullest extent permitted under the DGCL. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

Term Loan

Under the terms of a credit agreement that we entered into on August 16, 2022, an entity affiliated with Thoma Bravo provided $50.0 million of the term loans thereunder as part of the syndicate of lenders. The Company made interest payments to the affiliate of Thoma Bravo equal to approximately $1.2 million during fiscal year 2026. The remaining principal balance owed to the affiliate of Thoma Bravo was fully repaid upon the repayment of the applicable term loans during fiscal year 2026.

2026 PROXY STATEMENT | SAILPOINT, INC. 55

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 10, 2026, for:

•	each of our Named Executive Officers;
•	each of our current directors;
•	all of our current directors and executive officers as a group; and
•	each person known by us to be the beneficial owner of more than 5% of our common stock.

We have based our calculation of the percentage of beneficial ownership on 567,222,587 shares of our common stock outstanding as of April 10, 2026, and we have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Accordingly, we have deemed shares issuable pursuant to RSUs that vest within 60 days of the Record Date and shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the RSU or stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, to our knowledge, the persons named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially own and sole voting and no investment power with respect to all shares of unvested restricted stock that they beneficially own, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Thoma Bravo (1)	479,842,514	84.6%
Directors and Named Executive Officers
Mark McClain (2)	5,631,175	*
Matt Mills	1,342,396	*
Brian Carolan	896,657	*
Chris Schmitt	758,756	*
Abby Payne (3)	738,233	*
Andrew Almeida	—	*
William Bock (4)	112,403	*
Seth Boro	—	*
Ronald Green (4)	35,211	*
James Hagan (4)	84,106
Nabil Hamade	—	*
Sacha May	—
Tracey Newell (4)	54,443	*
Directors and executive officers as a group (14 individuals)	9,752,579	1.7%

2026 PROXY STATEMENT | SAILPOINT, INC. 56

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

Consists of (i) 531,953 shares held directly by Thoma Bravo Executive Fund XIII, L.P. (“TB Exec Fund XIII”), (ii) 28,061,154 shares held directly by Thoma Bravo Fund XIII, L.P. (“TB Fund XIII”), (iii) 31,904,250 shares held directly by Thoma Bravo Fund XIII-A, L.P. (“TB Fund XIII-A”), (iv) 889,980 shares held directly by Thoma Bravo Executive Fund XV, L.P. (“TB Exec Fund XV”), (v) 92,324,736 shares held directly by Thoma Bravo Fund XV, L.P. (“TB Fund XV”), (vi) 162,453,149 shares held directly by Thoma Bravo Fund XV-A, L.P. (“TB Fund XV-A”), (vii) 34,286 shares held directly by Thoma Bravo Employee Fund, L.P. (“TB Employee Fund”), (viii) 152,088,871 shares held directly by Project Hotel California Co-Invest Fund, L.P. (“TB Co-Invest Fund”), (ix) 2,103,391 shares held directly by Thoma Bravo Co-Invest Opportunities XV-1, L.P. (“TB Co-Invest XV-1 Fund”), (x) 1,117,008 shares held directly by Thoma Bravo Co-Invest Opportunities XV-3, L.P. (“TB Co-Invest XV-3 Fund”), and (xi) 8,333,736 shares held directly by Project Quail Opportunities, L.P. (“TB Quail Fund” and, together with TB Exec Fund XIII, TB Fund XIII, TB Fund XIII-A, TB Exec Fund XV, TB Fund XV, TB Fund XV-A, TB Employee Fund, TB Co-Invest Fund, TB Co-Invest XV-1 Fund and TB Co-Invest XV-3 Fund, the “Thoma Bravo Funds”).

Thoma Bravo Partners XIII, L.P. (“TB Partners XIII”) is the general partner of each of TB Exec Fund XIII, TB Fund XIII, and TB Fund XIII-A. Thoma Bravo Partners XV, L.P. (“TB Partners XV”) is the general partner of each of TB Exec Fund XV, TB Fund XV, TB Fund XV-A, TB Employee Fund, TB Co-Invest Fund, TB Co-Invest XV-1 Fund, TB Co-Invest XV-3 Fund, and TB Quail Fund.

Thoma Bravo UGP XIII, LLC (“TB UGP XIII”) is the general partner of TB Partners XIII, and Thoma Bravo UGP XV, LLC (“TB UGP XV”) is the general partner of TB Partners XV.

Thoma Bravo UGP, LLC is the managing member of TB UGP XIII and TB UGP XV. Thoma Bravo UGP, LLC’s voting and investment decisions are made by an investment committee comprised of Seth Boro, Orlando Bravo, S. Scott Crabill, Lee Mitchell, Holden Spaht, and Carl Thoma. By virtue of the relationships described in this footnote, Thoma Bravo UGP, LLC may be deemed to exercise voting and dispositive power with respect to the shares held directly by TB Exec Fund XIII, TB Fund XIII, TB Fund XIII-A, TB Exec Fund XV, TB Fund XV, TB Fund XV-A, TB Employee Fund, TB Co-Invest Fund, TB Co-Invest XV-1 Fund, TB Co-Invest XV-3 Fund, or TB Quail Fund. Messrs. Boro, Bravo, Crabill, Mitchell, Spaht, and Thoma disclaim beneficial ownership of the shares held directly by TB Exec Fund XIII, TB Fund XIII, TB Fund XIII-A, TB Exec Fund XV, TB Fund XV, TB Fund XV-A, TB Employee Fund, TB Co-Invest Fund, TB Co-Invest XV-1 Fund, TB Co-Invest XV-3 Fund, or TB Quail Fund.

The principal business address of the entities identified in this footnote is c/o Thoma Bravo, L.P., 110 North Wacker Drive, 32nd Floor, Chicago, Illinois 60606.

(2)

Includes 52,004 shares of common stock held by the McClain GMM 2015 Trust and 17,335 shares of common stock held by the Paul N. McClain Gift Trust. Mr. McClain is a trustee for such trusts and is deemed to have shared voting and dispositive power with respect to the shares held thereby.

(3)

Includes 10,782 shares of common stock held by the Abigail McKenzie Goode Trust, 277,356 shares of common stock held by the Abigail Payne 2024 GST Trust, and 34,670 shares of common stock held by the Madeleine C. Payne GST Trust. Ms. Payne is a trustee for such trusts and is deemed to have shared voting and dispositive power with respect to the shares held thereby.

(4)	Includes 23,188 RSUs that will vest on June 4, 2026 in connection with the Annual Meeting.

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Audit Committee Report

The following report of the Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.

Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and Ernst & Young the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2026. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee also received the written disclosures and the letter from Ernst & Young that are required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence. On the basis of the foregoing, the Audit Committee concluded that Ernst & Young is independent from the Company, its affiliates and management.

Based upon its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2026 be included in the Company’s Annual Report on Form 10-K for such fiscal year, which was filed with the SEC.

This report has been furnished by the members of the Audit Committee.

THE AUDIT COMMITTEE

Bill Bock, Chair

Ron Green

Jim Hagan

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports regarding ownership and changes in ownership of our common stock with the SEC. Based solely on our review of such reports and any written representations from such reporting persons, we believe that all required Section 16 reports were timely filed during fiscal year 2026 by our directors, executive officers and beneficial owners of more than 10% of our common stock.

On April 10, 2026, Mitra Rezvan, our Chief Accounting Officer, submitted an untimely report on Form 4 reporting an April 7, 2026 non-discretionary sale of 1,683 shares pursuant to a Rule 10b5-1 plan to cover tax obligations.

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Submission Of Stockholder Proposals

For any proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s 2027 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Generally, such proposals are due 120 days before the anniversary of the date the Company released the proxy materials for the prior year; however, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. We currently expect to hold the 2027 Annual Meeting of Stockholders within 30 days of June 4. Therefore, we have determined that Rule 14a-8 stockholder proposals must be received by the Company at its principal executive offices no later than the close of business on December 28, 2026 (since December 25, 2026 is a holiday), unless otherwise announced by the Company prior to the 2027 Annual Meeting of Stockholders.

In accordance with our bylaws, stockholder proposals and director nominations that are not intended to be included in the Company’s proxy statement must be received, in writing, by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the prior year’s annual meeting to be properly brought before an annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Thus, assuming the 2027 Annual Meeting of Stockholders will be held no more than 30 days before nor more than 70 days after the first anniversary date of the 2026 Annual Meeting, if the Company does not receive notice of such a proposal or nomination between February 4, 2027 and March 8, 2027 (since March 6, 2027 is a Saturday), it will be considered “untimely,” and the presiding officer at the 2027 Annual Meeting may properly use his or her discretionary authority to declare that such proposal or nomination was not properly brought before the meeting and therefore shall not be transacted. Any matter so submitted must comply with the other provisions of our bylaws.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the requirements set forth in Rule 14a-19 of the Exchange Act, including providing notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act. For the 2027 Annual Meeting, such notice must be postmarked or transmitted electronically to the Company at its principal executive office no later than April 5, 2027.

Other Business

The Board does not presently intend to bring any other business before the Annual Meeting, and, to the knowledge of the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible over the Internet or by telephone, or by completing and returning the enclosed proxy card, so that your shares are represented at the Annual Meeting.

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Where You Can Find More Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, investors.sailpoint.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

We will provide, without charge, on the written request of any stockholder, a copy of our 2026 Annual Report, including the financial statements and accompanying schedules required to be filed with the SEC pursuant to Rule 13a-1. Stockholders should direct such requests to Mediant by email at paper@investorelections.com, by telephone at (866) 648-8133, or online at www.investorelections.com/SAIL.

2026 PROXY STATEMENT | SAILPOINT, INC. 60

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved styleI PC The undersigned hereby appoints Mark McClain and Christopher Schmitt (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of SailPoint, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE SailPoint, Inc. Annual Meeting of Stockholders For Stockholders of Record as of April 6, 2026 Thursday, June 4, 2026 1:00 PM, Central Time To attend and participate in the virtual Annual Meeting, please visit www.proxydocs.com/SAIL P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxydocs.com/SAIL • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote up until 11:59 PM, Central Time, on June 3, 2026 • You may also attend and vote during the meeting by visiting www.proxydocs.com/SAIL Phone: 1-866-970-0989 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions up until 11:59 PM, Central Time, on June 3, 2026 Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

SailPoint, Inc. Annual Meeting of Stockholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect three Class I directors to hold office until the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified; FOR WITHHOLD 1.01 William Bock #P2# #P2# FOR 1.02 Sacha May #P3# #P3# FOR 1.03 Mark McClain #P4# #P4# FOR FOR AGAINST ABSTAIN 2. To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending January 31, 2027; #P5# #P5# #P5# FOR 3. To approve, on an advisory basis, our named executive officer compensation; #P6# #P6# #P6# FOR 1YR 2YR 3YR ABSTAIN 4. To approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation; and #P7# #P7# #P7# #P7# 1 YEAR 5. Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. Proposal Page - VIFL You must register to attend the meeting online and/or participate at www.proxydocs.com/SAIL Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date THE BOARD OF DIRECTORS RECOMMENDS: FOR ON PROPOSALS 1, 2 AND 3; AND THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR ON PROPOSAL 4.